Exhibit 4.1
EXECUTION VERSION

EXIDE TECHNOLOGIES
as issuer,
and
ANY GUARANTORS PARTY HERETO,
as Guarantors
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of January 25, 2011

8⅝% Senior Secured Notes due 2018

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	7.12
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	7.06; 11.06
	(b)(2)	7.06; 11.06
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.05; 4.21; 13.02
	(b)	11.02
	(c)(1)	11.04; 13.04
	(c)(2)	11.04; 13.04
	(c)(3)	N.A.
	(d)	11.06
	(e)	13.05
	(f)	N.A.
315	(a)	7.01(b); 7.02(a)
	(b)	7.05; 13.02
	(c)	7.01(a)
	(d)	6.05; 7.01(c)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

-i-

-ii-

-iii-

Exhibit A — Form of 8 5/[8]% Senior Secured Note due 2018
Exhibit B — Form of Legends
Exhibit C — Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S

-iv-

Exhibit D — Form of Notation of Guarantee
Exhibit E — Form of Intercreditor Agreement
Exhibit F — Form of Security Agreement
Exhibit G — Form of Dutch Pledge
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

-v-

          INDENTURE dated as of January 25, 2011 between Exide Technologies, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).
          The Company has duly authorized the creation of an issue of 8⅝% Senior Secured Notes due 2018 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.
THIS INDENTURE WITNESSETH
          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions.
          Set forth below are certain defined terms used in this Indenture.
          “2013 Notes” means the Company’s 10 1/2% Senior Secured Notes due 2013.
          “ABL Agent” has the meaning assigned to it in the Intercreditor Agreement.
          “ABL Facility Agreement” means the Credit Agreement dated as of the Issue Date by and among, among others, the Company, the various lenders and agents party thereto and Wells Fargo Capital Finance, LLC, as Administrative Agent, together with the related documents, instruments and agreements executed in connection therewith (including, without limitation, any guarantees, notes and security documents), as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, Refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including increasing the amount available for borrowing thereunder and including Refinancing with the same or different lenders or agents or any agreement extending the maturity of, or increasing the commitments to extend, Indebtedness or any commitment to extend such Indebtedness, and any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders).
          “ABL Facility Collateral Agent” means Wells Fargo Capital Finance, LLC, as collateral agent under the ABL Facility Agreement, and its successors and/or assigns in such capacity.
          “ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on Collateral and other property and assets of the Company and its Subsidiaries securing the ABL Obligations.
          “ABL Obligations” means (x) the Indebtedness and other Obligations under the ABL Facility Agreement and (y) certain Hedging Obligations and cash management and other “bank product” obligations owed to a lender or an affiliate of a lender under the ABL Facility Agreement and more particularly described in the Intercreditor Agreement.

          “ABL Priority Collateral” has the meaning assigned to it in the Intercreditor Agreement.
          “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.
          “Additional Interest” has the meaning set forth in the Registration Rights Agreement.
          “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.
          “Agent” means any Registrar or Paying Agent.
          “amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively; and “amendment” shall have a correlative meaning.
          “Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at February 1, 2015 (such redemption price being described under Section 5 of the Notes) plus (2) all remaining required interest payments due on such Note through February 1, 2015 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
          “Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
          “Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company (provided that, in the case of any such sale, issuance, conveyance, transfer, lease, assignment or other transfer, to the extent such property or assets constitute Notes Priority Collateral, such sale, issuance, conveyance, transfer, lease, assignment or other transfer is to the Company or a Guarantor except to the extent such Notes

Priority Collateral consists of Capital Stock or intercompany debt of a Foreign Subsidiary) of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company (other than director qualifying shares or shares required by applicable law to be held by a Person other than the Company or Restricted Subsidiary); provided, however, that the term “Asset Sale” shall not include: (a) a transaction or series of related transactions with respect to property or assets with a fair market value of, and for which the Company or its Restricted Subsidiaries receive aggregate consideration of, less than $20.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; (c) any Restricted Payment permitted by Section 4.09 or any Investment that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, whether pursuant to a factoring arrangement or otherwise, or in connection with the compromise, settlement or collection thereof; (e) disposals or replacements of obsolete, damaged or worn out equipment or fixtures; (f) the creation of or realization on any Lien permitted under this Indenture; (g) the sale or lease of products, services or inventory in the ordinary course of business; (h) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of Company and the Restricted Subsidiaries; (i) foreclosures on assets; (j) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (k) sales, transfers or contributions of Receivables and Related Assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to or by a Receivables Entity; (l) any Event of Loss; (m) the sale or other disposition of cash or Cash Equivalents; (n) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy; (o) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code; (p) Permitted Tax Abatement Transactions with respect to property or assets with a fair market value not to exceed, in the aggregate for all such Permitted Tax Abatement Transactions since the Issue Date, 7.5% of Total Assets of the Company; or (q) any trade-in of equipment in exchange for other equipment to be used in a Permitted Business but only to the extent of the value of the equipment received.
          “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar federal state or foreign law for the relief of debtors.
          “Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.
          “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, or in the city in the United States of the corporate trust office of the Trustee (currently located in Atlanta, Georgia), are authorized or required by law to close.
          “Capital Stock” means:
     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

     (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.
          “Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
          “Cash Equivalents” means:
     (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
     (2) marketable direct EEA Government Obligations maturing within one year from the date of acquisition thereof;
     (3) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
     (4) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;
     (5) in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
     (6) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province or territory thereof, provided that (A) such commercial bank has, at the time of the Company’s or any Restricted Subsidiary’s Investment therein, capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100.0 million, and (B) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Company’s or any Restricted Subsidiary’s Investment therein, are rated in one of the two highest rating categories of both S&P and Moody’s;
     (7) obligations (including, but not limited to demand or time deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province or territory thereof, provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof by the Company or any Restricted Subsidiary of the Company and (B) (x) such depository institution or trust company has at the time of the Company’s or such Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100.0 million and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Company’s or such Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, are rated in one of the two highest rating categories of both S&P and Moody’s;
     (8) in the case of any Foreign Subsidiary, demand or time deposit accounts used in the ordinary course of business with reputable commercial banks or branches thereof located in the jurisdiction of organization of such Foreign Subsidiary;
     (9) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any bank meeting the qualifications specified in clause (6) above;
     (10) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (9) above; and
     (11) in the case of any Restricted Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Restricted Subsidiary is organized or has its principal place of business which are similar to the items specified in the clauses above.
          “Change of Control” means the occurrence of one or more of the following events:
     (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);
     (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);
     (3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or
     (4) individuals who on the Issue Date constitute the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination to such Board of Directors for election by the stockholders was approved by a vote of at least a majority of the members of such Board of Directors then in office who either were members of such Board of Directors on the Issue Date or whose election or nomination for election was so approved) cease to constitute a majority of the members of such Board of Directors then in office.
          A Change of Control will not be deemed to have occurred upon the entering into of any stock purchase agreement, merger agreement or other similar agreement until the consummation of the transactions contemplated thereby.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          “Collateral” means all the existing and future assets (whether real, personal or mixed) of the Company and its Subsidiaries that are from time to time made subject, or purported to be made subject, to the Lien of the Security Documents, including, without limitation any Mortgaged Property.
          “Collateral Account” means the collateral account established pursuant to this Indenture.
          “Collateral Agent” means the Trustee, in its capacity as Collateral Agent for the Holders and holders of any Permitted Additional Pari Passu Obligations, together with its successors in such capacity.
          “Commission” means the U.S. Securities and Exchange Commission.
          “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.
          “Company” means Exide Technologies as set forth in the preamble and its successors, assigns and obligors.
          “Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:
     (1) Consolidated Net Income; and
     (2) to the extent Consolidated Net Income has been reduced thereby,
     (a) all income taxes of such Person and its Restricted Subsidiaries, paid or accrued in accordance with GAAP for such period other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business;
     (b) Consolidated Interest Expense;
     (c) Consolidated Non-cash Charges; and
     (d) any extraordinary, unusual or non-recurring gain (or loss), together with any related provision for taxes on any such extraordinary, unusual or non-recurring gain (or the tax effect of any such extraordinary, unusual or non-recurring loss), realized by the Company or any Restricted Subsidiary during such period, including, without limitation, restructuring activities (including, without limitation, severance cost and facility closures) or non-recurring cost and expenses incurred in connection with a Qualified Equity Offering, Permitted Investment, acquisition, recapitalization or permitted incurrence of Indebtedness; less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          “Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which internal financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
     (1) the incurrence or repayment of any Indebtedness or the issuance of any Preferred Stock, in each case, of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence, issuance or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and
     (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.
          For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X, except that such pro forma calculations may also include operating expense reductions for such period resulting from any asset sale or other disposition or Asset Acquisition for which pro forma effect is being given that (A) have been realized or (B) for which steps have been taken or are reasonably expected to be taken within twelve months of the date of such transaction and are supportable and quantifiable, provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s principal financial officer and one other officer of the Company that states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the officers executing such Officers’ Certificate at the time of such execution.
          Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:
     (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and
     (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.
          “Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) Consolidated Interest Expense; plus
     (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.
          “Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
     (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount; (b) the net costs under interest rate Hedging Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; provided that any amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses shall be excluded from the calculation of such interest expense; and
     (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.
Consolidated Interest Expense shall be calculated excluding unrealized gains and losses with respect to Hedging Obligations.
          “Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and attributable to such Person (after giving effect to non-controlling interests), determined in accordance with GAAP and prior to preferred stock dividends; provided that there shall be excluded therefrom:
     (1) after-tax gains or losses from Asset Sales (without regard to the $20.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;
     (2) for purposes of determining Consolidated Net Income for purposes of Section 4.09, except to the extent includable in the consolidated net income of the Company pursuant to clause (4), the net income or net loss of any Person accrued prior to the date it becomes a Re-

stricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;
     (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (except to the extent of the amount of dividends or distributions that have been paid to the Company or one or more Restricted Subsidiaries that were not subject to any such restrictions during the relevant period);
     (4) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;
     (5) the Company’s equity in the net loss of any Person that is not a Restricted Subsidiary, except to the extent such net loss has been funded with cash from the Company or a Restricted Subsidiary; provided that such net loss shall not be included to the extent such net loss has already been included for purposes of Section 4.09 in the amount of Restricted Payments made under clause (iii) of the first paragraph thereof or under clause (12) of the second paragraph thereof or under clause (15) of the definition of “Permitted Investments”;
     (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);
     (7) for purposes of determining Consolidated Net Income for purposes of Section 4.09, in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any net income or net loss of the successor corporation prior to such consolidation, merger or transfer of assets;
     (8) the cumulative effect of a change in accounting principles;
     (9) any unrealized Statement of Financial Accounting Standards No. 133 gain or loss in respect of Hedging Obligations;
     (10) any non-cash gains, losses or charges attributable to the early extinguishment of Indebtedness;
     (11) any non-cash goodwill or intangible impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141;
     (12) any non-cash compensation charge or expense, including any such charge or expense arising from grants of stock options or restricted stock or other equity incentive programs for the benefit of officers, directors and employees of the Company or any Restricted Subsidiary of the Company;
     (13) costs or expenses incurred in connection with the litigation, resolution, compromise or settlement of outstanding claims related to the Company’s reorganization under Chapter 11 of the United States Bankruptcy Code;

     (14) costs or expenses related to the Transactions; and
     (15) any non-cash gains and losses due solely to fluctuations in currency values, and any non-cash gains or losses due to the revaluation of warrants liability, in each case in accordance with GAAP.
          Notwithstanding the foregoing, for the purposes of Section 4.09 only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.09 pursuant to clause (iii)(y) or (z) of the first paragraph thereof.
          “Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses or charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which represents an accrual of or a reserve for cash charges for any future period).
          “Consolidated Secured Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries that would be required to be reflected on a consolidated balance sheet (excluding the notes thereto) of the Company as of such date and which is secured by a Lien on any property or assets of the Company or any of its Restricted Subsidiaries.
          “Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt on the date of determination to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending prior to such date for which the Company has internal consolidated financial statements available, in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
          “Convertible Notes” means the Company’s Floating Rate Convertible Senior Subordinated Notes due 2013.
          “Corporate Trust Office” means the designated corporate trust office of the Trustee, currently located at (i) for Registrar and Paying Agent functions, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Exide Technologies and (ii) for all other purposes, 7000 Central Parkway, N.E., Suite 550, Atlanta, Georgia 30328, Attention: Corporate Trust Services — Exide Technologies or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.
          “Credit Facility” means (a) the ABL Facility Agreement and (b) any other credit or debt facilities, commercial paper facilities or other debt instruments, indentures or agreements, in each case providing for revolving credit loans, term loans, receivables financings, letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, Refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any (i) agreement changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) agreement adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) agreement increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, (iv) Hedging Agreement or other similar agreement or arrangement with respect thereto or (v) agreement otherwise altering the terms and conditions thereof.
          “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
          “Depository” means The Depository Trust Company, its nominees and its respective successors.
          “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
          “Discharge of ABL Obligations” has the meaning assigned to it in the Intercreditor Agreement.
          “Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company or the relevant Restricted Subsidiary, as the case may be, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest solely by reason of such member’s holding or having a beneficial interest in the Capital Stock of the Company.
          “Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), on or prior to the final maturity date of the Notes.
          “Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory of the United States.
          “Dutch Pledge” means the first ranking right of pledge of claims, to be entered into on the Issue Date, by and among the Company, Exide C.V. and the Collateral Agent, substantially in the form attached hereto as Exhibit G, as amended, modified, restated, supplemented or replaced from time to time as permitted by this Indenture.

          “EEA Government Obligation” means any direct non-callable obligation of any European Union member for the payment of which obligation the full faith and credit of the respective nation is pledged; provided that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area.
          “Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Notes Priority Collateral, any of the following:
     (i) any loss, destruction or damage of such property or asset;
     (ii) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;
     (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or
     (iv) any settlement in lieu of clause (ii) or (iii) above.
          “Exchange Act” means the Securities Exchange Act of 1934 or any successor statute or statutes thereto.
          “Exchange Notes” has the meaning set forth in the Registration Rights Agreement.
          “Exchange Offer” means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Notes.
          “Excluded Contribution” means the net cash proceeds received by the Company from:
     (1) contributions to its equity capital; and
     (2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Qualified Capital Stock of the Company, in each case designated within 60 days of receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate; provided that the cash proceeds thereof shall be excluded from clauses (iii)(v) and (w) of the first paragraph of Section 4.09.
          “Exide C.V.” means Exide Global Holding Netherlands C.V., a limited partnership organized under the laws of The Netherlands.
          “fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer. Fair market value shall be determined by (i) the principal financial officer of the Company for transactions less than $15.0 million and shall be evidenced by an officer’s certificate of the principal financial officer of the Company delivered to the Trustee and (ii) the Board of Directors of the Company acting reasonably and in good faith for transactions in excess of $15.0 million and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          “Foreign Restricted Subsidiary” means a Foreign Subsidiary that is a Restricted Subsidiary.
          “Foreign Subsidiary” means a Subsidiary of the Company which is not incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.
          “Global Note Legend” means the legend set forth on the Global Notes in the form set forth in Exhibit B.
          “Government Grant Property” means, with respect to any grant made by the U.S. Department of Energy or any other governmental entity to the Company or any of its Restricted Subsidiaries: (a) any property or assets (real or personal and tangible or intangible) of the Company or such Restricted Subsidiary (i) purchased or acquired with the proceeds of such grant or (ii) which have otherwise become subject to restrictions or encumbrances imposed by the U.S. Department of Energy or such other governmental entity in connection with, and as a requirement of, such grant; provided, however, that the book value of any such property or assets described in this clause (ii) shall not exceed the greater of (x) an amount equal to 150% of such grant and (y) $10.0 million with respect to any such grant, subject in the case of this sub-clause (y) to a maximum of $100.0 million in the aggregate with respect to all such grants since the Issue Date; provided, further, however, that the book value of any such property or assets described in this clause (ii) that constituted Collateral (excluding, for the avoidance of doubt, any such property or assets purchased or acquired with the proceeds of such grant) immediately prior to such grant shall not exceed $25.0 million in the aggregate with respect to all such grants since the Issue Date and (b) any intellectual property generated in connection with such grant to the extent that the terms of such grant or any applicable law, rule or regulation with respect thereto prohibits Liens, encumbrances or any other similar restrictions thereon.
          “Guarantee” means a guarantee by a Guarantor of the Company’s Indenture Obligations.
          “Guarantor” means each Subsidiary of the Company that is a guarantor of the Notes, including any Person that is required after the Issue Date to execute a Guarantee of the Notes pursuant to Section 4.15; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.
          “Hedging Agreement” means any rate swap agreement, forward rate agreement, commodity swap, commodity option, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement entered into for the purposes of hedging risks of currency, interest, or commodity price fluctuations or similar matters, or any indemnity agreements and arrangements entered into in connection therewith, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
          “Hedging Obligations” means with respect to any Person the obligations of such Person under a Hedging Agreement.

          “Holder” means any registered holder, from time to time, of any Notes.
          “Indebtedness” means with respect to any Person, without duplication,
     (1) all Obligations of such Person for borrowed money;
     (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all Capitalized Lease Obligations of such Person;
     (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);
     (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;
     (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;
     (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;
     (8) all net amounts owing under any Hedging Obligations of such Person; and
     (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.
          For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.
          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
          “Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture, the Notes and the Security Documents, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee, the Collateral Agent and the Holders under this Indenture, the Notes and the Security Documents, according to the respective terms thereof.

          “Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company, and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.
          “Initial Purchasers” means Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. Incorporated, Barclays Capital Inc and SunTrust Robinson Humphrey, Inc.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, by and among the Company, the Guarantors party thereto from time to time, the Trustee and the ABL Facility Collateral Agent, substantially in the form attached hereto as Exhibit E, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
          “interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
          “Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.
          “Issue Date” means January 25, 2011, the date of original issuance of the Notes.
          “Legal Requirements” means, at any time, any and all judicial and administrative rulings and decisions, and any and all federal, state and local laws, ordinances, rules, regulations, permits and certificates of any governmental authority, in each case applicable, at such time to the Company or the Collateral (or the ownership or use thereof).
          “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
          “Moody’s” means Moody’s Investors Service, Inc., and its successors.
          “Mortgage” has the meaning assigned to it in the Security Agreement.
          “Mortgaged Property” has the meaning assigned to it in the Security Agreement.

          “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:
     (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);
     (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;
     (3) except in the case of Liens ranking pari passu with or junior to the Liens securing the Notes, payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale; and
     (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.
          “Net Loss Proceeds” means the aggregate proceeds received by the Company or any Restricted Subsidiary in respect of any Event of Loss in the form of cash or Cash Equivalents, including, without limitation, insurance proceeds (excluding any business casualty proceeds to compensate for lost profits), condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by any Permitted Collateral Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.
          “Non-U.S. Person” has the meaning assigned to such term in Regulation S.
          “Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Indenture Obligations and any Permitted Additional Pari Passu Obligations.
          “Notes” means the Company’s 8⅝% Senior Secured Notes due 2018, issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, issued as Exchange Notes, or otherwise issued after the Issue Date), as amended or supplemented from time to time in accordance with the terms of this Indenture
          “Notes Priority Collateral” has the meaning assigned to it in the Intercreditor Agreement.
          “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Offering Memorandum” means, the Offering Memorandum of the Company dated as of January 13, 2011 with respect to the Notes.

          “Officer” means any of the following of the Company or a Guarantor, if any, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
          “Officers’ Certificate” means a certificate signed by two Officers.
          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company, a Guarantor or the Trustee. Such opinion may refer to prior Opinions of Counsel, may contain customary assumptions, qualifications and exceptions and, with respect to factual matters, may reasonably rely on an Officers’ Certificate of the Company or certificates of public officials.
          “Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantee of such Guarantor, as applicable.
          “Payment Date” means any Change of Control Payment Date, Event of Loss Offer Payment Date or Net Proceeds Offer Payment Date.
          “Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) of the Company or any Guarantor secured by the Note Liens, in each case permitted to be incurred under Section 4.08; provided that (i) immediately after giving effect to the incurrence of such Permitted Additional Pari Passu Obligations, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 3.50:1.0, (ii) the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (iii) the Company has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.
          “Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date as described in this offering memorandum and businesses that are the same, similar, ancillary, reasonably related thereto or reasonable extensions thereof.
          “Permitted Collateral Lien” means, (x) with respect to Collateral other than Mortgaged Property, Liens permitted by clauses (1), (2) (which Liens shall be subject to the Intercreditor Agreement), (3), (4), (5) (as to clauses (1), (15) and (24) only of the definition of “Permitted Liens”), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (18), (20), (21), (22), (24), (25), (26), (27), (28), (29) and (30) of the definition of “Permitted Liens” and (y) with respect to Collateral that constitutes Mortgaged Property, Liens permitted by clauses (2) (which Liens shall be subject to the Intercreditor Agreement), (3), (5) (as to clauses (1), (15) and (24) only of the definition of “Permitted Liens”), (6), (7), (9), (10), (11), (15), (16), (18), (20), (24), (26), (27), (28), (29), (30) and (31) of the definition of “Permitted Liens.”
          “Permitted Indebtedness” means, without duplication, each of the following:
     (1) Indebtedness under the Notes issued on the Issue Date and the Exchange Notes, if any, issued in exchange for Notes issued on the Issue Date and, in each case, the Guarantees, if any, with respect thereto;
     (2) Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of:

     (a) $250.0 million less, without duplication, (i) any permanent repayment of any term loan thereunder, if any, and any permanent reduction in revolving loan commitments thereunder, in each case, from the proceeds of one or more Asset Sales which are used after the Issue Date to repay a Credit Facility pursuant to clause (4)(a) of Section 4.11(a) and (ii) the amount of Indebtedness outstanding at the date of determination pursuant to clause (13) below; and
     (b) the sum of (i) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries (excluding any Receivables and Related Assets sold, conveyed or otherwise transferred to a Receivables Entity in connection with a Qualified Receivables Transaction) as set forth on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter for which internal consolidated financial statements are available immediately preceding the incurrence of such Indebtedness, plus (ii) 65% of the net book value of the inventory of the Company and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter for which internal consolidated financial statements are available immediately preceding the incurrence of such Indebtedness, in each case on a pro forma basis to give effect to any acquisition or disposition after such balance sheet date and on or prior to such date of incurrence;
     (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;
     (4) Indebtedness consisting of Hedging Obligations entered into for bona fide hedging purposes and not for speculation;
     (5) Indebtedness and Preferred Stock of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness or Preferred Stock, as the case may be, is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture; provided that, if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or Preferred Stock or any Lien other than a Permitted Lien exists in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;
     (6) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Lien other than a Permitted Lien exists in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the Company;
     (7) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or in respect of netting services, overdraft protection or other similar arrangements in connection with deposit accounts; provided that such Indebtedness is extinguished within five Business Days of its incurrence;
     (8) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of (a) workers’ compensation claims, self-insurance obligations, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, in each case incurred in the ordinary course of business, and any guarantees or letters of credit or banker’s acceptances functioning as or supporting any of the foregoing (in each case other than for an obligation for money borrowed), (b) the financing of insurance premiums incurred in the ordinary course of business or (c) take-or-pay obligations contained in supply arrangement incurred in the ordinary course of business;
     (9) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed at any one time outstanding the greater of (a) $75.0 million and (b) 4.0% of Total Assets of the Company;
     (10) Refinancing Indebtedness;
     (11) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;
     (12) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, earn-outs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets or Capital Stock of a Restricted Subsidiary;
     (13) Indebtedness incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary (except for Standard Securitization Undertakings);
     (14) Indebtedness of the Company and the Guarantors, if any, in aggregate principal amount not to exceed $50.0 million at any one time outstanding;
     (15) Indebtedness of non-Guarantor Restricted Subsidiaries in aggregate principal amount not to exceed $50.0 million at any one time outstanding;
     (16) Indebtedness in respect of Permitted Tax Abatement Transactions in aggregate principal amount not to exceed 7.5% of Total Assets of the Company at any one time outstanding; and
     (17) Indebtedness of a Restricted Subsidiary existing at the time such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of, or was otherwise acquired by, the Company or a Restricted Subsidiary); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company or a Restricted Subsidiary, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.08(a) after giving effect to the incurrence of such Indebtedness pursuant to this clause (17).

          For purposes of determining compliance with Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (17) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.08(a), the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.08; provided that Indebtedness under the ABL Facility Agreement which is in existence or committed to on or prior to the Issue Date, and any renewals, extensions, refundings, refinancing or replacements thereof, will be deemed to have been incurred on such date under clause (2), and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.08. In addition, for purposes of determining any particular amount of Indebtedness under Section 4.08, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.
          Notwithstanding any other provision of Section 4.08, with respect to any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced
          “Permitted Investments” means:
     (1) Investments by the Company or any Restricted Subsidiary of the Company (other than Investments in the form of the transfer of Notes Priority Collateral to a Restricted Subsidiary that is not a Guarantor except to the extent such Notes Priority Collateral consists of Capital Stock or intercompany debt of a Foreign Subsidiary) in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;
     (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;
     (3) Investments in cash and Cash Equivalents;
     (4) loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;
     (5) Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise in compliance with this Indenture;

     (6) Investments received in compromise of or resolution of (a) obligations of trade creditors or customers, including in any plan of reorganization or similar arrangement upon the bankruptcy, insolvency, reorganization, workout or recapitalization of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers or (b) litigation, arbitration or other disputes with Persons who are not Affiliates of the Company or any of its Subsidiaries;
     (7) Investments acquired by the Company or its Restricted Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 4.11;
     (8) Investments represented by guarantees that are otherwise permitted under this Indenture;
     (9) Investments the payment for which is Qualified Capital Stock of the Company;
     (10) lease, utility and other similar deposits in the ordinary course of business;
     (11) Investments existing on the Issue Date and any Investment consisting of an extension, modification or renewal of any such Investment existing on the Issue Date; provided that such extension, modification or renewal does increase the amount of such Investment as in effect on the Issue Date;
     (12) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;
     (13) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction;
     (14) Investments in respect of Permitted Tax Abatement Transactions in an aggregate amount not to exceed 7.5% of Total Assets of the Company at any one time outstanding; and
     (15) other Investments in an aggregate amount not to exceed $75.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided, however, that if an Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (15).
          The amount of Investments outstanding at any time pursuant to clause (15) above shall be deemed to be reduced:
     (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (15) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

     (b) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (15) above.
          “Permitted Liens” means the following types of Liens:
     (1) Liens existing and in effect as of the Issue Date;
     (2) Liens securing the ABL Obligations or any Obligations under any other Credit Facility, in each case, incurred pursuant to clause (2) of the definition of “Permitted Indebtedness”;
     (3) Liens securing the Notes issued on the Issue Date and the Exchange Notes, if any, issued in exchange for Notes issued on the Issue Date and, in each case, the Guarantees of such Notes and Exchange Notes, if any, including, without limitation, Liens created by the Security Documents in respect of such Notes and Exchange Notes, if any;
     (4) Liens in favor of the Company or a Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;
     (5) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (a) are not materially less favorable to the Holders on the whole than the Liens in respect of the Indebtedness being Refinanced; and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;
     (6) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP and such proceedings have the effect of preventing the forfeiture or sale of the assets subject to any such Lien;
     (7) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and such proceedings have the effect of preventing the forfeiture or sale of the assets subject to any such Lien;
     (8) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
     (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
     (10) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation;
     (11) Liens securing Purchase Money Indebtedness incurred in accordance with this Indenture; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property, equipment or improvement and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired, constructed or improved and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition, construction or improvement;
     (12) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (13) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and setoff;
     (14) Liens securing Hedging Obligations entered into for bona fide hedging purposes and not for speculation;
     (15) Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that
     (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and
     (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;
     (16) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;
     (17) Liens on Receivables and Related Assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case, incurred in connection with a Qualified Receivables Transaction;

     (18) survey exceptions, ground leases, encumbrances, easements or reservations of, or rights of others for, licenses, environmental monitoring, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or building codes or other restrictions as to the use of real property, including, without limitation, restrictions or encumbrances on subsurface mineral, oil and gas rights, in each case, that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of the properties affected thereby or materially impair their use in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;
     (19) Liens securing Indebtedness incurred pursuant to clause (15) of the definition of “Permitted Indebtedness”;
     (20) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
     (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (23) Liens securing Indebtedness or any other obligation in an amount which, together with the aggregate outstanding amount of all other Indebtedness and other obligations secured by Liens incurred pursuant to this clause (23), does not exceed $20.0 million;
     (24) Liens securing Permitted Additional Pari Passu Obligations permitted to be incurred pursuant to Section 4.08;
     (25) the non-recourse pledge by the Company or any Restricted Subsidiary of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary held by the Company or such Restricted Subsidiary to secure Indebtedness or other obligations of such Unrestricted Subsidiary;
     (26) Liens on property of a Person existing at the time such Person is acquired by or merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by or merged into or consolidated with the Company or such Restricted Subsidiary;
     (27) Liens arising out of Permitted Tax Abatement Transactions otherwise permitted by this Indenture; provided that such Liens only apply to the property or assets that are the subject of such Permitted Tax Abatement Transactions;
     (28) Liens on Government Grant Property; provided that such Liens only apply to such Government Grant Property;
     (29) Liens of a collection bank arising under Section 4-210 of the UCC on items in the ordinary course of collection;

     (30) Liens securing Indebtedness of the Company or any Guarantor permitted to be incurred pursuant to Section 4.08; provided that (i) immediately after giving effect to the incurrence of such Indebtedness, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 3.50:1.0 and (ii) such Liens are junior in priority to the Note Liens and the ABL Liens; and
     (31) Liens listed on Schedule B to each mortgagee title insurance policy delivered to the Collateral Agent in accordance with this Indenture or the Security Documents with respect to each Mortgaged Property.
          “Permitted Tax Abatement Transactions” means a transaction between the Company or any of its Restricted Subsidiaries, on the one hand, and a Related Municipal Party, on the other hand, entered into for the purposes of reducing certain of the Company’s or such Restricted Subsidiary’s tax liabilities through (1) the issuance by such Related Municipal Party of industrial revenue bonds or other similar tax-exempt securities, (2) the transfer to such Related Municipal Party of title to real property, equipment or other related assets of the Company or such Restricted Subsidiary, (3) the granting to such Related Municipal Parties of liens on real property, equipment or other related assets of the Company or such Restricted Subsidiary, (4) the sale to and leaseback from such Related Municipal Party of real property, equipment or other related assets of the Company or such Restricted Subsidiary or (5) any combination of the foregoing or through arrangements similar thereto, in each case, so long as the Company or such Restricted Subsidiary (a) may upon not more than 90 days’ notice obtain title from such Related Municipal Party to such real property, equipment or other assets free and clear of any Liens (other than Permitted Liens) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction, as the case may be and (b) in no event shall be liable (including though the payment of fees, penalties or other amounts), in connection therewith for any amount in excess of the amount by which such transaction has reduced such tax liabilities.
          “Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
          “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
          “principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.
          “Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Exhibit B.
          “Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, or the cost of design, installation, construction or improvement, of property or equipment (whether through the direct acquisition of assets or the acquisition of Capital Stock of any Person).
          “Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and Related Assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Security in connection with a Qualified Receivables

Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.
          “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
          “Qualified Equity Offering” means the issuance or sale of Qualified Capital Stock of the Company (other than an issuance or sale to a Subsidiary of the Company).
          “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.
          “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey, contribute, or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and all Related Assets.
          “Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.
          “Receivables Entity” means a Wholly-Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and Related Assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:
     (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
     (a) is guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);
     (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or
     (c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
     (2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money

Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and
     (3) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
          “Record Date” means the applicable Record Date specified in the Notes; provided, however, that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.
          “redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided, however, that this definition shall not apply for purposes of Section 5 or Section 6(a), (b) or (c) of the Notes or Article Three.
          “Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.
          “Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.
          “Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.08 (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (11), (12), (13), (14), (15) or (16) of the definition of “Permitted Indebtedness”), in each case that does not:
     (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or
     (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) if the Indebtedness being refinanced has a Stated Maturity earlier than the maturity date of the Notes, a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebted-

ness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, if any, then such Refinancing Indebtedness shall be subordinate to the Notes or any such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.
          “Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date by and among the Company and the Initial Purchasers, as amended, supplemented or modified from time to time, and any similar agreement entered into in connection with the issuance of any Additional Notes.
          “Regulation S” means Regulation S under the Securities Act.
          “Related Assets” means, with respect to any Receivable in connection with any Qualified Receivables Transaction, all right, title, and interest in and to: (1) such Receivable and the proceeds thereof; (2) any collateral, security agreement, security interest, financing statement, and any other document securing or perfecting any security interest in and to such Receivable; (3) all contracts and contract rights, purchase orders, and other documentation evidencing, executed and delivered in connection with, governing, or relating to such Receivable; (4) any guarantees, indemnities, warranties, or other obligations of any Person in respect of such Receivable; (5) goods, the sale, lease, transfer, or other disposition of which gave rise to such Receivable, including, without limitation, all rights to such goods which are repossessed, returned, or replevined, all rights to redirect shipment or of stoppage in transit, and all proceeds of insurance relating to such goods; (6) insurance policies or guarantees which insure or guarantee payment of such Receivable, including, without limitation, all rights to any proceeds thereof or payments thereunder and all rights with respect to the administration of claims made thereunder; and (7) all other assets, rights, and properties relating to such Receivable which are customarily transferred, or in respect of which security interests are customarily granted, in connection with transactions which constitute Qualified Receivables Transactions.
          “Related Municipal Party” means any governmental entity party to a Permitted Tax Abatement Transaction and, if applicable, any trustee with respect to such Permitted Tax Abatement Transaction.
          “Replacement Assets” means (1) properties or assets to replace the properties or assets that were the subject of an Asset Sale, (2) properties and assets that will be used in a Permitted Business or (3) Capital Stock of a Person, the principal portion of whose assets consist of such property or assets; provided that in the case of a sale of Notes Priority Collateral such replacement properties or assets constitute Notes Priority Collateral.
          “Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.
          “Restricted Investment” means any Investment other than a Permitted Investment.
          “Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          “Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary. Unless otherwise specified “Restricted Subsidiary” refers to a Restricted Subsidiary of the Company.
          “Rights Plan” means the rights plan adopted by the Board of Directors of the Company on December 5, 2008, the terms and conditions of which are set forth in the Rights Agreement, dated as of December 6, 2008, by and between Exide Technologies and American Stock Transfer & Trust Company LLC, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms and conditions thereof.
          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.
          “Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission.
          “Security Agreement” means the Security Agreement, to be entered into on the Issue Date, by and among the Company, the Guarantors, if any, party thereto from time to time and the Collateral Agent, securing the obligations of the Company and the Guarantors, if any, under the Notes, substantially in the form attached hereto as Exhibit F, as amended, modified, restated, supplemented or replaced from time to time as permitted by this Indenture.
          “Security Documents” means the Security Agreement, the Mortgages, the Intercreditor Agreement, the Dutch Pledge and all of the security agreements (including any copyright security agreements, trademark security agreements or patent security agreements), pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.
          “Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in Qualified Receivables Transactions.
          “Stated Maturity” means
     (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

     (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
          “Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
          “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock is at the time owned or controlled, directly or indirectly, by:
     (1) such Person;
     (2) such Person and one or more Subsidiaries of such Person; or
     (3) one or more Subsidiaries of such Person.
          “Total Assets” means, with respect to any Person, the aggregate of all assets of such Person and its Restricted Subsidiaries as would be shown on the consolidated balance sheet of such Person.
          “Transactions” means, collectively, any or all of the following: (1) the entry into this Indenture and the Registration Rights Agreement on the Issue Date and the offer and issuance of the Notes; (2) the entry into the ABL Facility Agreement on the Issue Date and incurrence of Indebtedness thereunder by one or more of the Company and Exide C.V. and their respective Subsidiaries; (3) the redemption, repurchase, defeasance or other acquisition of the 2013 Notes; (4) the use of all of the proceeds to Refinance outstanding Indebtedness of Exide C.V. and its Subsidiaries; and (5) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).
          “Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from such redemption date to February 1, 2015; provided, however, that if the period from such redemption date to February 1, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given; except that if the period from such redemption date to February 1, 2015 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
          “Trust Monies” means all cash and Cash Equivalents received by the Trustee or Collateral Agent:

     (1) upon the release of Collateral from the Lien of this Indenture or the Security Documents, including all Net Cash Proceeds and Net Loss Proceeds;
     (2) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or
     (3) for application as provided in the relevant provisions of this Indenture or any Security Document or for which disposition is not otherwise specifically provided in this Indenture or in any Security Document;
provided, however, that Trust Monies shall in no event include (a) any property deposited with the Trustee for any redemption, defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes and any Permitted Additional Pari Passu Obligations pursuant to a Net Proceeds Offer or Event of Loss Offer or in accordance with the terms of this Indenture, (b) any cash received or applicable by the Trustee or Collateral Agent in payment of its fees, indemnities and expenses or (c) prior to the Discharge of ABL Obligations, any amounts attributable to ABL Priority Collateral.
          “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
          “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
          “Unrestricted Subsidiary” of any Person means:
     (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.
          The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:
     (1) the Company certifies to the Trustee that such designation complies with Section 4.09; and
     (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

          For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.09, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.09.
          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:
     (a) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.08(a); and
     (b) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.
          Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America in respect of the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the Company thereof.
          “U.S. Government Securities” shall mean securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt.
          “U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.
          “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          “Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.
          “Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.
SECTION 1.02. Other Definitions.

Term	Defined in Section
“144A Global Notes”	2.01
“Additional Notes”	2.02
“Affiliate Transaction”	4.13(a)
“Authentication Order”	2.02
“Change of Control Offer”	4.07(a)
“Change of Control Payment Date”	4.07(b)
“Change of Control Payment”	4.07(a)
“Covenant Defeasance”	8.02(c)
“Event of Default”	6.01
“Event of Loss Offer Amount”	4.12(b)
“Event of Loss Offer Payment Date”	4.12(b)
“Event of Loss Offer Trigger Date”	4.12(b)
“Event of Loss Offer”	4.12(b)
“Excess Loss Proceeds”	4.12(b)
“Four Quarter Period”	1.01
“Global Notes”	2.01
“Group”	1.01
“incur”	4.08(a)
“Initial Global Notes”	2.01
“Initial Notes”	2.02
“Legal Defeasance”	8.02(b)
“Net Proceeds Offer Amount”	4.11(a)
“Net Proceeds Offer Payment Date”	4.11(a)
“Net Proceeds Offer Trigger Date”	4.11(a)
“Net Proceeds Offer”	4.11(a)
“Participants”	2.15
“Paying Agent”	2.03
“Physical Notes”	2.01
“Reference Date”	4.09
“Registrar”	2.03
“Regulation S Global Notes”	2.01
“Released Trust Monies”	12.04
“Replacement Assets”	12.04
“Restricted Payment”	4.09
“Surviving Entity”	5.01
“Transaction Date”	1.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes.
          “indenture security holder” means a Holder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Company, any Guarantor or any other obligor on the Notes.
          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.
SECTION 1.04. Rules of Construction.
          Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and words in the plural include the singular;
     (5) provisions apply to successive events and transactions;
     (6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (7) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”
ARTICLE TWO
THE NOTES
SECTION 2.01. Form and Dating.
          The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock ex-

change rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. If applicable, each Note shall have an executed Guarantee from each of the Guarantors, if any, existing on or after the Issue Date endorsed thereon substantially in the form of Exhibit D.
          The terms and provisions contained in the Notes and the Guarantees, if any, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the “144A Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having, if applicable, an executed Guarantee from each of the Guarantors, if any, endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.
          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form of Exhibit A (the “Regulation S Global Notes” and, together with the 144A Global Notes, the “Initial Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having, if applicable, an executed Guarantee from each of the Guarantors, if any, endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.
          Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having, if applicable, an executed Guarantee from each of the Guarantors, if any, endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.
          The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any (the “Physical Notes”).
SECTION 2.02. Execution, Authentication and Denomination; Additional Notes; Exchange Notes
          One Officer of the Company (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Company by manual or facsimile signature. One Officer of a Guarantor, if any, (who shall have been duly authorized by all requisite corporate actions) shall sign the Guarantee, if any, for such Guarantor by manual or facsimile signature.
          If an Officer whose signature is on a Note or Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid. Each Guarantor, if any, shall execute a Guarantee in the manner set forth in Section 10.03.

          A Note (and the Guarantees, if any, in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount not to exceed $675,000,000 (the “Initial Notes”), (ii) additional Notes (the “Additional Notes”) (so long as not otherwise prohibited by the terms of this Indenture, including Sections 4.08 and 4.17), (iii) Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes and (iv) any other Note issued, including upon transfer or exchange, in each case upon a written order of the Company in the form of a certificate of an Officer of the Company (an “Authentication Order”). Any such written order relating to the issuance of Additional Notes shall state that such Officers have reviewed this Indenture and the outstanding Security Documents and that any limitations on Indebtedness and/or Liens provided in this Indenture and such Security Documents shall not be exceeded by the issuance of such Additional Notes. Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (i), (ii) or (iii) of the first sentence of this paragraph, such Authentication Order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee.
          All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes and the Exchange Notes shall bear any legend required by applicable law.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.
          The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 2.03. Registrar and Paying Agent.
          The Company shall maintain or cause to be maintained an office or agency where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained an office or agency for such purposes. The Company may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.07, 4.11 and 4.12, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.
          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such at its Corporate Trust Office.
SECTION 2.04. Paying Agent To Hold Assets in Trust.
          The Company shall require each Paying Agent other than the Trustee or the Company or any Subsidiary to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.
SECTION 2.05. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.
SECTION 2.06. Transfer and Exchange.
          Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
          Without the prior written consent of the Company, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.
          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.
SECTION 2.07. Replacement Notes.
          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.
          Every replacement Note is an additional obligation of the Company and every replacement Guarantee, if any, shall constitute an additional obligation of the Guarantor thereof.
          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.
SECTION 2.08. Outstanding Notes.
          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company, any Guarantor or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).
          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.
          If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
SECTION 2.09. Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Notes.
          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.
SECTION 2.11. Cancellation.
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.
SECTION 2.12. Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.
SECTION 2.13. CUSIP and ISIN Numbers.
          The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.
SECTION 2.14. Deposit of Moneys.
          Subject to Section 2 of the Notes, prior to 10:00 a.m., New York City time, on each Interest Payment Date, Stated Maturity, Redemption Date and Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity, Redemption Date and Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Stated Maturity, Redemption Date and Payment Date, as the case may be.
SECTION 2.15. Book-Entry Provisions for Global Notes.
          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B, as applicable.
          Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) (A) the Depository notifies the Company that it is unwilling or unable to act as Depository for any Global Note, the Company so notifies the Trustee in writing or (B) the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days of such notice or (ii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.
          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.
          (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Company shall execute, (ii) the Guarantors, if any, shall execute notations of Guarantees on and (iii) the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.
          (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.
SECTION 2.16. Special Transfer and Exchange Provisions.
          (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:
     (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the first anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the first anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
     (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the applicable 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and
     (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of a Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the applicable 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.
          (b) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

     (i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and
     (ii) (a) if the proposed transferor is a Participant holding a beneficial interest in a Rule 144A Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the applicable Rule 144A Global Note to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable Regulation S Global Note in an amount equal to the principal amount of the applicable Rule 144A Global Note or the Physical Notes, as the case may be, to be transferred.
          (c) Transfers to Other Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security not otherwise permitted by this Section 2.16:
     (i) the Registrar shall register, upon receipt of a written direction from the Company, the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the first anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the first anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the applicable box provided for on the applicable Global Note and has delivered to the Registrar legal opinions satisfactory to the Company and the Trustee and such other certifications or information as the Company or the Trustee may reasonably request to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and
     (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the legal opinions, certificates and information, as applicable, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the applicable Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and
     (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository’s and the Registrar’s procedures and (y) the legal opinions, certificates and information, as applicable, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the applicable Global Note in an amount equal to the principal amount of the Notes to be transferred.
          (d) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes and/or Physical Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes or Physical Notes, as the case may be, tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.
          (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.
          (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.
          (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such increase.
ARTICLE THREE
REDEMPTION
SECTION 3.01. Notices to Trustee.
          If the Company elects to redeem Notes pursuant to Sections 5, 6(a), 6(b) or 6(c) of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of such Notes to be redeemed. The Company shall give notice of redemption to the Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.
SECTION 3.02. Selection of Notes To Be Redeemed.
          In the event that the Company chooses to redeem less than all of the Notes pursuant to Sections 5, 6(a), 6(b) or 6(c) of the Notes, selection of the Notes for redemption will be made by the Trustee either:
     (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or
     (2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.
          No Notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of a Qualified Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Depository procedures).
SECTION 3.03. Notice of Redemption.
          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01 may be more than 60 days before such Redemption Date). At the Company’s request, the Trustee shall forward the notice of redemption in the Company’s name and at the Company’s expense. Each notice for redemption shall identify the Notes (including the applicable CUSIP or ISIN number) to be redeemed and shall state:
     (1) the Redemption Date;

     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;
     (3) the name and address of the Paying Agent;
     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
     (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;
     (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;
     (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and
     (8) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.
SECTION 3.04. Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Company shall have not complied with its obligations pursuant to Section 3.05.
SECTION 3.05. Deposit of Redemption Price.
          On or before 10:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price (including any applicable premium) of, and accrued and unpaid interest, if any on, all Notes to be redeemed.
          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.
SECTION 3.06. Notes Redeemed in Part.
          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.
ARTICLE FOUR
COVENANTS
SECTION 4.01. Payment of Notes.
          The Company shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, from time to time on demand to the extent lawful, at the interest rate applicable to the Notes and (ii) overdue installments of interest (without regard to any applicable grace periods), from time to time on demand to the extent lawful, at the interest rate applicable to the Notes.
SECTION 4.02. Maintenance of Office or Agency.
          The Company shall maintain the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.
          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby initially designates the Trustee at its Corporate Trust Office as such office of the Company in accordance with Section 2.03.
SECTION 4.03. Corporate Existence.
          Except as otherwise permitted by the terms of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
SECTION 4.04. Payment of Taxes.
          The Company and the Guarantors, if any, shall and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted Subsidiaries; provided, however, that the Company and the Guarantors, if any, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) that is not delinquent or (ii) whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made.
SECTION 4.05. Compliance Certificate; Notice of Default.
          (a) The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors, if any, have kept, observed, performed and fulfilled their obligations under this Indenture and the Security Documents and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Company and the Guarantors, if any, during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Company is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes the fiscal year end.
          (b) The Company shall deliver to the Trustee promptly and in any event within five Business Days after the Company becomes aware of the occurrence of any Default an Officers’ Certificate specifying the Default and what action, if any, the Company is taking or proposes to take with respect thereto.
SECTION 4.06. Waiver of Stay, Extension or Usury Laws.
          The Company and each Guarantor, if any, covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07. Change of Control.
          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price (the “Change of Control Payment”) equal to 101% of the principal amount thereof plus accrued interest, if any, to but not including the date of purchase.
          (b) Within 30 days following the date upon which a Change of Control occurred, the Company shall send, by first-class mail, a notice to each Holder at such Holder’s last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:
     (1) that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes tendered and not withdrawn shall be accepted for payment;
     (2) the purchase price (including the amount of accrued and unpaid interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);
     (3) that any Note not tendered shall continue to accrue interest;
     (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
     (5) that Holders electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
     (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City Time, on the second Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;
     (7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each new Note issued shall be in an original principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; and
     (8) the circumstances and relevant facts regarding such Change of Control.
          On the Change of Control Payment Date, the Company shall, to the extent permitted by law, (i) accept for payment all Notes or portions thereof (equal to $2,000 or an integral multiple thereof (except that no partial purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000)) properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent shall promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Physical Notes, mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly, upon receipt of an Authentication Order, authenticate and deliver to the Holder of the Global Notes a new Global Note or Notes or, in the case of definitive notes, mail to each Holder new Physical Notes, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Physical Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall notify the Trustee and the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the Change of Control Purchase Price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if a notice of redemption to redeem all outstanding Notes has been given pursuant to Sections 5, 6(a), 6(b) or 6(c) of the Notes. A Change of Control Offer may be made in advance of a Change of Control and conditioned upon the Change of Control if a definitive agreement relating to such Change of Control has been entered into at or prior to the time of making the Change of Control Offer.
          Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.07 relating to a Holder’s right to require the Company to repurchase the Notes upon a Change of Control.
          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.07 by virtue thereof.
SECTION 4.08. Limitations on Incurrence of Additional Indebtedness.
          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company or any Guarantor may incur Indebtedness and any Guarantor may issue Preferred Stock, and, subject to clause (c) of this Section 4.08, any Foreign Restricted Subsidiary of the Company that is not a Guarantor may incur Indebtedness, in each case if on the date of the incurrence of such Indebtedness or issuance of Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than 2.0 to 1.0.
          (b) Notwithstanding clause (a) of this Section 4.08, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

          (c) Foreign Restricted Subsidiaries that are not Guarantors may not incur Indebtedness under clause (a) of this Section 4.08 if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the aggregate amount of Indebtedness of Foreign Restricted Subsidiaries that are not Guarantors incurred and then outstanding pursuant to clause (a) of this Section 4.08 would exceed the greater of (i) $200.0 million and (ii) 20.0% of Total Assets of all Foreign Restricted Subsidiaries that are not Guarantors at the time of such incurrence.
          (d) The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
SECTION 4.09. Limitations on Restricted Payments.
          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any distribution on or in respect of shares of the Company’s or any of its Restricted Subsidiaries’ Capital Stock to holders of such Capital Stock (other than (i) dividends or distributions by the Company payable in Qualified Capital Stock of the Company or (ii) dividends or distributions by a Restricted Subsidiary; provided that, in the case of any dividend or distribution payable by a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its ownership interest in such class or series of Capital Stock);
     (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;
     (3) make any principal payment on, purchase, defease, redeem, decrease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than the purchase, defeasance, redemption, other acquisition or retirement of such Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, defeasance, redemption, other acquisition or retirement); or
     (4) make any Investment (other than Permitted Investments)
(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”); if at the time of such Restricted Payment or immediately after giving effect thereto:
     (i) a Default or an Event of Default shall have occurred and be continuing;

     (ii) the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.08(a); or
     (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company or Restricted Subsidiary, as applicable) shall exceed the sum of:
     (u) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter beginning following the quarter in which the Issue Date occurs to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus
     (v) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the “Reference Date”) of Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock), plus
     (w) without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities of any equity contribution received by the Company from a holder of the Company’s Qualified Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (iii)(v) and (w), any net cash proceeds from a Qualified Equity Offering to the extent used to redeem the Notes in compliance with Section 6(a) of the Notes), plus
     (x) 100% of the aggregate amount by which Indebtedness incurred by the Company or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus
     (y) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of all or any portion of any Restricted Investments made by the Company or its Restricted Subsidiaries (other than Restricted Investments made pursuant to clause (12) of the next paragraph of this Section 4.09) and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of or interest payments made in respect of any loans or advances which constitute Restricted Investments by the Company or its Restricted Subsidiaries or any dividends or other distributions made or payments made with respect to any Restricted Investment by the Company or any Restricted Subsidiary (other than

Restricted Investments made pursuant to clause (12) of the next paragraph of this Section 4.09) or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary (in each case, other than any Unrestricted Subsidiary to the extent funded with Restricted Investments made pursuant to clause (12) of the next paragraph of this Section 4.09), plus
     (z) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary (in each case, other than any Unrestricted Subsidiary to the extent funded with Restricted Investments made pursuant to clause (12) of the next paragraph of this Section 4.09), the fair market value of the Investment in such Unrestricted Subsidiary, as determined in good faith by the Board of Directors of the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets.
          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:
     (1) the payment of any dividend or other distribution within 60 days after the date of declaration of such dividend or other distribution if the dividend or other distribution would have been permitted on the date of declaration;
     (2) the acquisition of any shares of Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;
     (3) the redemption, repurchase, defeasance, retirement or other acquisition of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale or incurrence (other than to a Subsidiary of the Company), as applicable, of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness or (iii) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Company shall have complied with Sections 4.07 and 4.11 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;
     (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Capital Stock of the Company from current or former officers, directors, employees and consultants of the Company or any of its Subsidiaries or their authorized representatives (or their transferees, estates or beneficiaries under their estates) upon the death, disability, severance or termination of employment of such employees or termination of their seat on the board of the Company or any Subsidiary in an aggregate amount not to exceed (A) $2.5 million in any calendar year with unused amounts being available to be used in succeeding calendar years subject to a maximum of $5.0 million in any calendar year (without giving effect to clauses (B) and (C)), plus (B) the amount of any net cash proceeds received by or contributed to the Company from the issuance and sale after the Issue Date of Qualified Capital Stock of the Company to its officers, directors, employees or consultants (provided that the net cash proceeds of such issuance or contribution shall be excluded from clauses (iii)(v) and (w) of the preceding paragraph of this Section 4.09), plus (C) the net cash proceeds of any “key-man” life insurance policies;
     (5) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company upon the exercise or vesting of warrants, options or similar rights if such Capital Stock constitutes all or a portion of the exercise price or is surrendered in connection with satisfying any federal or state income tax obligation incurred in connection with such exercise or vesting;
     (6) the declaration and payment of regularly scheduled or accrued dividends or distributions to (i) the holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary issued on or after the date of this Indenture in accordance with the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.08(a) or (ii) the holders of any class or series of Preferred Stock (other than Disqualified Capital Stock) of the Company or any Guarantor issued after the date of this Indenture; provided that (x) at the time of such issuance and after giving pro forma effect thereto, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.08(a) and (y) the net cash proceeds of such issuance of Preferred Stock shall be excluded from clause (iii)(v) of the preceding paragraph of this Section 4.09;
     (7) Investments that are made with Excluded Contributions;
     (8) the repurchase, redemption or other acquisition for value of Capital Stock of the Company representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving the Company;
     (9) the redemption, repurchase, retirement or other acquisition, in each case for nominal value per right, of any rights granted to all holders of Common Stock of the Company pursuant to any stockholders’ rights plan, including, without limitation, the Rights Plan, adopted for the purpose of protecting stockholders from unfair takeover tactics; provided that any such redemption, repurchase, retirement or other acquisition of such rights shall not be for the purpose of evading the limitations of this Section 4.09;
     (10) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, defeasance, retirement or other acquisition of the Convertible Notes;
     (11) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to holders of Common Stock of the Company in an aggregate amount not to exceed $10.0 million in any fiscal year; and
     (12) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments, in an aggregate amount which, when taken together with all other Restricted Payments pursuant to this clause (12), does not exceed $30.0 million at any one time outstanding.
          In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the preceding paragraph of this Section 4.09, amounts expended pursuant to clauses (1), (11) and, to the extent of any proceeds that increase the amount available for Restricted Payments pursuant to (iii)(v) of the preceding paragraph of this Section 4.09, (2)(ii) and (3)(ii)(a) shall be included in such calculation. The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this Section

4.09 (or, in the case of any Investment, the clauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, clauses).
SECTION 4.10. Limitations on Preferred Stock of Restricted Subsidiaries.
          The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary that is not a Guarantor of the Company.
SECTION 4.11. Limitations on Asset Sales.
          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);
     (2) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision:
     (a) the fair market value of (i) any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in a Permitted Business and (ii) Capital Stock in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person;
     (b) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received since the date of this Indenture pursuant to this clause (b) that is at that time outstanding, not to exceed $25.0 million at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
     (c) the amount of any securities, notes or other obligations received from such transferee that are within 180 days converted by the Company or such Restricted Subsidiary to cash; and
     (d) the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than (x) in the case of an Asset Sale not involving Collateral, Subordinated Indebtedness or (y) in the case of an Asset Sale involving Collateral, unsecured Indebtedness or Indebtedness secured by a junior priority lien on the Collateral) that are assumed by the transferee of any such assets; and

     (3) if such Asset Sale involves the disposition of Notes Priority Collateral or, after the Discharge of ABL Obligations, the disposition of ABL Priority Collateral, the Net Cash Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account pending application in accordance with the provisions described below, and, if any property other than cash or Cash Equivalents is included in such Net Cash Proceeds, such property shall be made subject to the Note Liens; and
     (4) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 364 days of receipt thereof:
     (a) to the extent such Net Cash Proceeds constitute proceeds from the sale of (x) ABL Priority Collateral or assets that are not Collateral, to repay permanently any Indebtedness under the ABL Facility Agreement or any other Credit Facility then outstanding as required by the terms thereof (and to effect a permanent reduction in the availability under the ABL Facility Agreement or any other Credit Facility) or (y) assets of a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor;
     (b) to acquire (or enter into a legally binding agreement to acquire) all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business; provided that to the extent such Net Cash Proceeds are received in respect of Notes Priority Collateral, such Net Cash Proceeds are applied to acquire assets substantially all of which constitute Notes Priority Collateral;
     (c) to make a capital expenditure; provided that to the extent such Net Cash Proceeds are received in respect of Notes Priority Collateral, such expenditures shall relate to Notes Priority Collateral;
     (d) to invest the Net Cash Proceeds (or enter into a legally binding agreement to invest) in Replacement Assets; provided that to the extent such Net Cash Proceeds are received in respect of Notes Priority Collateral, substantially all of such Replacement Assets constitute Notes Priority Collateral; or
     (e) any combination of prepayment and investment permitted by the foregoing clauses (4)(a), (4)(b), (4)(c) and (4)(d).
          Pending the final application of such Net Cash Proceeds (other than Net Cash Proceeds that constitute Trust Monies), the Company may temporarily reduce borrowings under the ABL Facility Agreement or any other revolving credit facility. On the 365th day after an Asset Sale or such earlier date, if any, on which the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (4)(a), (4)(b), (4)(c), (4)(d) or (4)(e) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (4)(a), (4)(b), (4)(c), (4)(d) or (4)(e) of the preceding paragraph (each, a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and (x) in the case of Net Cash Proceeds from an Asset Sale of Notes Priority Collateral, to the holders of any Permitted Additional Pari Passu Obligations to the extent required by the terms thereof or (y) in the case of any other Net Cash Proceeds, to all holders of other Pari Passu Indebtedness to the extent required by the terms thereof, in each case, to purchase or redeem the Notes and such Permitted Additional Pari Passu Obligations or other Pari Passu

Indebtedness, as the case may be, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness, as the case may be) on a pro rata basis, that amount of Notes (and Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness, as the case may be) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness, as the case may be) to be purchased, plus accrued and unpaid interest thereon, if any, to but not including the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.11.
          The Company shall have no obligation to make a Net Proceeds Offer under this Section 4.11 until the date which is 10 Business Days after the date on which there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $20.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $20.0 million, shall be applied as required pursuant to the preceding paragraph).
          (b) Each Net Proceeds Offer will be mailed by the Company to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. Such notice shall state:
     (1) that the Net Proceeds Offer is being made pursuant to this Section 4.11 and that (subject to the provisions hereof) all Notes tendered will be accepted for payment;
     (2) the purchase price (including the amount of accrued and unpaid interest, if any) and the purchase date (which shall be the Net Proceeds Offer Payment Date);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;
     (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each new Note issued shall be in an original principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; and
          (8) the circumstances and relevant facts regarding such Net Proceeds Offer.
Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (except that no partial purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) in exchange for cash. To the extent Holders properly tender Notes and holders of Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness, as the case may be, properly tender such Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness, as the case may be in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness, as the case may be, will be purchased on a pro rata basis based on the aggregate amounts of Notes and Permitted Additional Pari Passu Obligations or Pari Passu Indebtedness tendered, as the case may be (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture; provided that any such remaining Net Cash Proceeds shall to the extent received in respect of Notes Priority Collateral remain subject to the Lien of the Security Documents and shall continue to constitute Trust Monies. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.
          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.
SECTION 4.12. Events of Loss
          (a) In the event of an Event of Loss, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Notes Priority Collateral affected by such Event of Loss, with no concurrent obligation to offer to purchase any of the Notes; provided, however, that the Company delivers to the Trustee, within 90 days of receipt of such Net Loss Proceeds, an Officers’ Certificate certifying that the Company has available from such Net Loss Proceeds or other sources sufficient funds to complete such rebuilding, repair, replacement or construction.
          (b) Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the previous sentence will be deemed to be “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $20.0 million (the “Event of Loss Offer Trigger Date”), within thirty days thereof, or earlier at the option of the Company, the Company will make an offer (an “Event of Loss Offer”) to all Holders and to the holders of any Permitted Additional Pari Passu Obligations to the extent required by the terms thereof to purchase or redeem the Notes and such Permitted Additional Pari Passu Obligations in an amount equal to the maximum principal amount thereof that may be purchased out of the Excess Loss Proceeds (the “Event of Loss Offer Amount”) on a date (the “Event of Loss Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Event of

Loss Offer Trigger Date, from all Holders (and holders of any such Permitted Additional Pari Passu Obligations) equal to the Event of Loss Offer Amount at a price equal to 100% of the principal amount of the Notes (and Permitted Additional Pari Passu Obligations) to be purchased, plus accrued and unpaid interest thereof, to but not including the date of purchase.
          (c) Each Event of Loss Offer will be mailed by the Company to the record Holders as shown on the register of Holders within 30 days following the Event of Loss Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Event of Loss Offer. Such notice shall state:
     (1) that the Event of Loss Offer is being made pursuant to this Section 4.12 and that (subject to the provisions hereof) all Notes tendered will be accepted for payment;
     (2) the purchase price (including the amount of accrued and unpaid interest, if any) and the purchase date (which shall be the Event of Loss Offer Payment Date);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Event of Loss Offer shall cease to accrue interest after the Event of Loss Offer Payment Date;
     (5) that Holders electing to have a Note purchased pursuant to an Event of Loss Offer will be required to surrender the Note, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Event of Loss Offer Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Event of Loss Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each new Note issued shall be in an original principal amount of $2,000 or an integral multiples of $1,000 in excess thereof; and
          (8) the circumstances and relevant facts regarding such Event of Loss Offer.
Upon receiving notice of the Event of Loss Offer, Holders may elect to tender their Notes in whole or in part in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (except that no partial purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) in exchange for cash. To the extent Holders properly tender Notes and holders of Permitted Additional Pari Passu Obligations properly tender such Permitted Additional Pari Passu Obligations in an amount exceeding the Excess Loss Proceeds, the tendered Notes and Permitted Additional Pari Passu Obligations will be purchased on a pro rata basis based on the aggregate amounts of Notes and Permitted Additional Pari Passu Obligations tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). An Event of Loss Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. If any Excess Loss Proceeds remain after consummation of any Event of Loss Offer, the Company may use those Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture provided that any such remaining Excess Loss Proceeds shall remain subject to the Lien of the Security Documents and shall continue to constitute Trust Monies. Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.
          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.
SECTION 4.13. Limitations on Transactions with Affiliates.
          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (ii) (A) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate consideration in excess of $15.0 million, the terms of such Affiliate Transaction (or series of related Affiliate Transactions) have been approved by the Board of Directors including a majority of the Disinterested Directors of the Company or such Restricted Subsidiary pursuant to a Board Resolution stating that such Affiliate Transaction (or series of related Affiliate Transactions) complies with clause (i) above and (B) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate consideration in excess of $30.0 million (or if there are no Disinterested Directors with respect to such Affiliate Transaction (or series of related Affiliate Transactions)), the Company or such Restricted Subsidiary, as the case may be, prior to the consummation thereof, obtains a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and files the same with the Trustee.
          (b) The restrictions set forth in clause (a) of this Section 4.13 shall not apply to:
     (1) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;
     (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;
     (3) sales or other transfers or dispositions of accounts receivable and other Related Assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

     (4) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous, taken as a whole to the Holders than the original agreement as in effect on the Issue Date;
     (5) Restricted Payments or Permitted Investments permitted by this Indenture;
     (6) any transaction with a Person which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such Person; and
     (7) (a) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Capital Stock of the Company or (b) the issuance or sale of any Qualified Capital Stock of the Company.
SECTION 4.14. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to
     (1) pay dividends or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock issued by a Restricted Subsidiary in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid by such Restricted Subsidiary on its common stock will not be deemed an encumbrance or restriction on its ability to make distributions on its Capital Stock);
     (2) make loans or advances to the Company or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company (it being understood that the subordination in right of payment of any obligation owed by a Restricted Subsidiary to any other obligation owed by such Restricted Subsidiary will not be deemed an encumbrance or restriction on its ability to pay such obligation); or
     (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except in each case for such encumbrances or restrictions existing under or by reason of:
     (a) applicable law;
     (b) this Indenture, the Notes, the Exchange Notes, if any, issued in exchange for the Notes issued on the Issue Date, the Guarantees (including any Guarantees related to the Exchange Notes), if any, and the Security Documents;
     (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest or any license agreement of any Restricted Subsidiary of the Company or customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business;
     (d) any agreement or other instrument (including those governing Acquired Indebtedness or Capital Stock) of a Person, or any encumbrance or restriction on the property of such Person, acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which agreement, encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
     (e) encumbrances or restrictions existing and in effect on the Issue Date, to the extent and in the manner such encumbrances or restrictions are in effect on the Issue Date;
     (f) encumbrances or restrictions existing under the ABL Facility Agreement as in effect on the Issue Date or pursuant to amendments or modifications thereto; provided, however, that the provisions relating to such encumbrances or restrictions contained in any such amendment or modification are not materially more restrictive with respect to such encumbrances and restrictions, taken as a whole (as determined by the Board of Directors of the Company in its reasonable and good faith judgment), than the provisions relating to such encumbrances or restrictions contained in ABL Facility Agreement as in effect on the Issue Date;
     (g) restrictions on the transfer of assets or property subject to any Lien permitted under this Indenture imposed by the holder of such Lien or any agreement or instrument with respect thereto;
     (h) encumbrances or restrictions imposed by any asset sale agreement, sale-leaseback agreement, stock sale agreement or other agreement to sell assets or Capital Stock, in each case, permitted under this Indenture, to any Person pending the closing of such sale, which restricts distributions by such Restricted Subsidiary or transfers of the assets that are the subject of such agreement;
     (i) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;
     (j) customary provisions in joint venture agreements, partnership agreements, limited liability company, organizational and governance documents or other similar agreements (in each case relating solely to the respective joint venture, partnership, limited liability company or similar entity or the equity interests therein) entered into in the ordinary course of business;
     (k) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e) and (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not materially more restrictive with respect to such encumbrances and restrictions, taken as a whole (as determined by the Board of Directors of the Company in its reasonable and good faith judgment), than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and (f);

     (l) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions (x) that are not materially more restrictive than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date, (y) with respect to any Indebtedness incurred pursuant to clauses (2), (14) and (15) of the definition of “Permitted Indebtedness” and the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.08(a), that are not materially more restrictive, taken as a whole (as determined by the Board of Directors of the Company in its reasonable and good faith judgment), than those imposed pursuant to the ABL Facility Agreement as in effect on the Issue Date or (z) that are not reasonably expected to make the Company unable to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company;
     (m) Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with Section 4.08; provided that such encumbrances or restrictions only apply to the property or assets acquired with such Purchase Money Indebtedness or Capitalized Lease Obligations;
     (n) encumbrances or restrictions arising out of Permitted Tax Abatement Transactions; provided that such encumbrances or restrictions only apply to the property or assets that are the subject of such Permitted Tax Abatement Transactions;
     (o) encumbrances or restrictions applicable to Government Grant Property; provided that such encumbrances or restrictions only apply to such Government Grant Property; and
     (p) restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business.
SECTION 4.15. Subsidiary Guarantees.
          If the Company or any of its Restricted Subsidiaries organizes, acquires, transfers assets to or otherwise invests in any Domestic Restricted Subsidiary (other than a Domestic Restricted Subsidiary if the book value of such Domestic Restricted Subsidiary’s total assets, when taken together with the aggregate book value of the total assets of all other Domestic Restricted Subsidiaries that are not Guarantors, as of such date, does not exceed in the aggregate $20.0 million), then such Domestic Restricted Subsidiary shall:
     (1) within 10 Business Days (or, with respect to real property assets and associated fixtures, 30 days) execute, and deliver to the Trustee a supplemental indenture (and such additional Security Documents and/or supplements to the applicable existing Security Documents in order to grant a Lien on the properties and assets of such Domestic Restricted Subsidiary which would constitute “Collateral” and take all actions required by this Indenture and the Security Documents to create, perfect, protect and confirm such Lien) in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture; and
     (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and security documents have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary.

          Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.
          In addition, (i) to the extent that the collective book value of the total assets of the Company’s non-Guarantor Domestic Restricted Subsidiaries, as of the date of the organization, acquisition, transfer of assets to or investment in a non-Guarantor Domestic Restricted Subsidiary, exceeds $20.0 million, then, within 10 Business Days of such date, the Company shall cause one or more of such non-Guarantor Domestic Restricted Subsidiaries to similarly execute a supplemental indenture and such additional and/or supplemental Security Documents (and deliver the related Opinions of Counsel) and take such actions to perfect the Liens on the Collateral pursuant to which such Domestic Restricted Subsidiary or Domestic Restricted Subsidiaries shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture, in each case, such that the collective book value of the total assets of all remaining non-Guarantor Domestic Restricted Subsidiaries does not exceed $20.0 million and (ii) the Company may, at its option, cause any other Subsidiary of the Company to guarantee its obligations under the Notes and this Indenture and enter into a supplemental indenture (and such additional Security Documents and/or supplements to the applicable existing Security Documents in order to grant a Lien on the properties and assets of such Subsidiary which would constitute “Collateral” and take all actions required by the Security Documents to perfect such Lien) with respect thereto. Notwithstanding the foregoing, this Section 4.15 shall not apply to any Receivables Entity.
          Notwithstanding the foregoing, the Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of pledge, intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than the Notes) of the Company or any Domestic Restricted Subsidiary of the Company, unless, in any such case, such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture (and such additional Security Documents and/or supplements to the applicable existing Security Documents in order to grant a Lien on the properties and assets of such Subsidiary which would constitute “Collateral” and take all actions required by the Security Documents to create, perfect, protect and confirm such Lien) providing a guarantee of payment of the Notes by such Restricted Subsidiary; provided that no Restricted Subsidiary shall be required to guarantee the Notes if it is prohibited by law from Guaranteeing the Notes.
SECTION 4.16. Further Assurances.
          Subject to Article Eleven, the Company and the Guarantors, if any, will, and will cause each of their existing and future Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time, in order to:
     (1) carry out more effectively the purposes of the Security Documents;
     (2) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens created, or intended to be created, by the Security Documents; and
     (3) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee or the Collateral Agent under any other instrument executed in connection therewith.
          Upon the exercise by the Trustee, the Collateral Agent or any Holder of any power, right, privilege or remedy under this Indenture or any of the Security Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company and the

Guarantors, if any, will, and will cause each of their Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be reasonably required from the Company, any Guarantor or any of their Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
SECTION 4.17. Limitation on Liens.
          The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to, enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Collateral Liens, on or with respect to the Collateral. Subject to the immediately preceding sentence, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to, enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any property or assets of the Company or any Restricted Subsidiary now owned or hereafter acquired or any interest therein or any income or profits therefrom.
SECTION 4.18. Impairment of Security Interest.
          The Company and the Guarantors, if any, will not, and will not permit any of their Restricted Subsidiaries to, take or omit to take any action with respect to the Collateral that could reasonably be expected to have the result of affecting or impairing the security interest in the Collateral in favor of the Collateral Agent for its benefit, for the benefit of the Trustee and for the benefit of the Holders and any holders of Permitted Additional Pari Passu Obligations, except as otherwise not prohibited by this Indenture and the Security Documents.
SECTION 4.19. Conduct of Business.
          The Company and its Restricted Subsidiaries will not engage in any businesses other than a Permitted Business.
SECTION 4.20. Payments for Consent.
          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
SECTION 4.21. Reports to Holders.
          Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Holders:
     (1) all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and
     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.
          Any such report filed with the Commission shall be deemed to have been furnished to the Holders. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing). In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          SECTION 4.22. Maintenance of Properties.
          Subject to, and in compliance with, the provisions of Article 11 and the provisions of the applicable Security Documents, the Company shall cause all material properties used or useful in the conduct of its business or the business of any of the Guarantors to be maintained and kept in good condition, repair and working order (ordinary wear and tear and casualty loss excepted) and supplied with all reasonably necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of management of the Company may be reasonably necessary, so that the business carried on in connection therewith may be properly conducted; provided, that the Company shall not be obligated to make such repairs, renewals, replacements, betterments and improvements if the failure to do so would not result in a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under the Notes, the Guarantees, if any, this Indenture and the Security Documents; provided further that nothing in this Section 4.22 shall prevent the Company or any Guarantor from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuation or disposal is, in the judgment of management of the Company or any Guarantor necessary or desirable in the conduct of the business of the Company or any such Guarantor.
ARTICLE FIVE
SUCCESSOR CORPORATION
SECTION 5.01. Merger, Consolidation and Sale of Assets.
          The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person, unless:
     (1) either:
     (a) the Company shall be the surviving or continuing corporation; or

     (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):
     (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and
     (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture, the Registration Rights Agreement and the Security Documents on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (i) shall be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity, as the case may be, would be greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and
     (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing.
          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
          Notwithstanding the foregoing clauses (1), (2) and (3), (A) the Company may (i) consolidate with, merge with or into or transfer all or part of its properties and assets to any Restricted Subsidiary so long as the Company is the survivor of such merger or consolidation or all assets of the Company immediately prior to such transaction are owned by the Company and/or such Restricted Subsidiary immediately after the consummation thereof and (ii) merge with an Affiliate that is a Person that has no material assets or liabilities prior to such merger and which was organized solely for the purpose of (x) reorganizing the Company in another jurisdiction or (y) the creation of a holding company of the Company and (B) any Restricted Subsidiary that is not a Guarantor may (x) dissolve, liquidate or wind-up; provided that all of such Restricted Subsidiary’s assets are distributed to the Company or a Restricted Subsidiary in connection with such liquidation, dissolution or winding-up or (y) consolidate with, merge with or into, the Company or any other Restricted Subsidiary or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary so long as the Company or a Restricted Subsidiary is the survivor of such merger or consolidation or all assets of such Restricted Subsidiary immediately prior to such transaction are owned by the Company or a Restricted Subsidiary immediately after the consummation thereof.
          Each Guarantor, if any (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.11), will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:
     (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is (A) a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or (B) an entity organized and existing under the jurisdiction of organization of such Guarantor;
     (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee and the performance of every covenant of this Indenture, the Registration Rights Agreement and the Security Documents on the part of such Guarantor to be performed or observed;
     (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this Section 5.01.
          Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this Section 5.01, other than as set forth below.
          The following additional conditions shall apply to each transaction described above:
     (1) the Company, such Guarantor or the relevant Surviving Entity, as applicable, will cause to be filed such amendments or other instruments, if any, and cause to be recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;
     (2) the Collateral owned by or transferred to the Company, such Guarantor or the relevant Surviving Entity, as applicable, shall: (a) continue to constitute Collateral under this Indenture and the Security Documents with the same relative priorities as existed immediately prior to such transaction; and (b) not be subject to any Lien other than Liens permitted by this Indenture and the Security Documents;
     (3) the assets of the Person which is merged or consolidated with or into the relevant Surviving Entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents and which would be required to be pledged thereunder, shall be treated as after acquired property and such Surviving Entity shall take such action as may be rea-

sonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture; and
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents, are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable.
SECTION 5.02. Successor Corporation Substituted.
          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or any Guarantor, as the case may be, in accordance with Section 5.01, in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or any Guarantor, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company or any Guarantor, as the case may be, under this Indenture and either the Notes or the Guarantee of such Guarantor, as the case may be, with the same effect as if such Surviving Entity had been named as such. When a successor Person assumes all of the obligations of the predecessor hereunder and under the Notes and the Security Documents and agrees in writing to be bound hereby and thereby, the predecessor shall be released from such obligations.
ARTICLE SIX
DEFAULT AND REMEDIES
SECTION 6.01. Events of Default.
          Each of the following is an “Event of Default”:
     (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;
     (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;
     (3) the failure by the Company to comply with any of its agreements or covenants set forth in Section 5.01;
     (4) the failure by the Company in respect of its obligations to make a Change of Control Offer, a Net Proceeds Offer or an Event of Loss Offer, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;
     (5) a default in the observance or performance of any other covenant or agreement contained in this Indenture, any Guarantee or any Security Document, which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

     (6) the failure to pay at final Stated Maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final Stated Maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 Business Days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final Stated Maturity or which has been accelerated (in each case with respect to which the 20-Business Day period described above has elapsed), aggregates $25.0 million or more at any time;
     (7) one or more judgments in an aggregate amount in excess of $25.0 million (net of any insurance or indemnity proceeds actually received in respect thereof) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unsatisfied, unpaid or unstayed for, or the Company or any of its Restricted Subsidiaries has not otherwise bonded, waived or established an agreed upon schedule of payment for, such judgment or judgments within, a period of 60 days after such judgment or judgments become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
     (8) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case or proceeding;
     (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or
     (iv) makes a general assignment for the benefit of its creditors.
     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding,
     (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of its properties taken as a whole, or
     (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;
     (10) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture) if such default continues for 10 Business Days;

     (11) a default by the Company or any Guarantor in the performance of any of their respective obligations under the Security Documents that materially and adversely affects the enforceability, validity, perfection or priority of the Lien on a material portion of the Collateral, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied); or
     (12) except as permitted by the Security Documents and the provisions of this Indenture, any of the Security Documents is repudiated or disaffirmed by the Company or any Guarantor or ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created on the Collateral (excluding immaterial portions thereof) in favor of the Holders
SECTION 6.02. Acceleration.
          If an Event of Default (other than an Event of Default specified in Section 6.01(8) or (9) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.
          If an Event of Default specified in Section 6.01(8) or (9) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and cancel a declaration of acceleration and its consequences:
     (1) if the rescission would not conflict with any judgment or decree;
     (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
     (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
     (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(8) or (9), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.
          If a Default occurs and is continuing, the Trustee may, subject to the provisions of the Intercreditor Agreement, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
SECTION 6.04. Waiver of Past Defaults.
          Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default or Event of Default under this Indenture, and its consequences, except a Default (i) in the payment of the principal of or interest on any Note as specified in Section 6.01(1) or (2) or (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. Upon such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Security Documents, but no such waiver shall extend to any subsequent or other Default.
SECTION 6.05. Control by Majority.
          The Holders of at least a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of another Holder; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to seek indemnification satisfactory to it against any loss or expense caused by taking such action or following such direction.
SECTION 6.06. Limitation on Suits.
          No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:
     (1) the Holder gives the Trustee written notice of a continuing Event of Default;
     (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
     (6) However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
SECTION 6.07. Rights of Holders To Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
SECTION 6.08. Collection Suit by Trustee.
          If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09. Trustee May File Proofs of Claim.
          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company, their creditors or their property and shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such judicial proceedings (subject to the provisions of the Intercreditor Agreement) and shall be empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.
          Subject to the requirements of the Intercreditor Agreement or any successor agreement and the Security Documents thereto to which the Trustee is party and by which it is bound, if the Trustee collects any money or property pursuant to this Article Six or any Security Document, it shall pay out the money or property in the following order:
     First: to the Trustee for amounts due under this Indenture (including Section 7.07) and under any Security Document;
     Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
     Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and
     Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.
          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
SECTION 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes
ARTICLE SEVEN
TRUSTEE
SECTION 7.01. Duties of Trustee.
          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of a Default:
     (1) The Trustee need perform only those duties as are specifically set forth herein, in any Security Document, or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture or in any Security Document against the Trustee.

     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture or any Security Document. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or any Security Document.
          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) This paragraph does not limit the effect of Section 7.01(b).
     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) No provision of this Indenture or any Security Document shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Security Document or to take or omit to take any action under this Indenture or under any Security Document or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
          (h) The Trustee shall not be liable for any action or failure to act on the part of a co-trustee, separate trustee or separate Collateral Agent.
          (i) As provided more fully in Article 11, the Trustee (in such capacity or in its capacity as Collateral Agent, as applicable) is hereby authorized and directed to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents. Each Holder, by accepting a Note, agrees to all of the terms and provisions of each of the Security Documents, as the same may be amended from time to time pursuant to the terms thereof and this Indenture.

SECTION 7.02. Rights of Trustee Under this Indenture and the Security Documents.
          Subject to Section 7.01:
     (a) The Trustee may rely conclusively on any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting hereunder or under any Security Document, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
     (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under a Security Document in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or a Security Document at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or a Security Document, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder or under any Security Document.
     (i) The permissive rights of the Trustee to do things enumerated in this Indenture or in the Security Documents shall not be construed as duties.
     (j) Except with respect to Sections 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article

Four. In addition, except as otherwise expressly provided herein or in the Security Documents, the Trustee shall have no obligation to monitor or verify compliance by the Company or any Guarantor with any other obligation or covenant under this Indenture or the Security Documents. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default actually known to a Responsible Officer.
     (k) Except as otherwise expressly provided herein or in the Security Documents or as required by applicable law, the Trustee shall have no duty (i) to cause the maintenance of any insurance, (ii) with respect to the payment or discharge of any tax, charge or Lien levied against any part of the Collateral, or (iii) with respect to the filing or refiling of any Security Document.
     (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder or under any Security Document.
     (m) Except as otherwise expressly provided herein or in the Security Documents, the Trustee shall be under no obligation to the Holders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, statements made in, or conditions of any of the Security Documents or to inspect the property (including the books and records) of the Company.
     (n) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens upon any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part.
SECTION 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04. Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Collateral or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any other money paid to or at the direction of the Company under any provision of this Indenture, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or any Security Document.
SECTION 7.05. Notice of Default.
          If a Default occurs and is continuing and is deemed to be known to the Trustee pursuant to Section 7.02(j), the Trustee shall mail to each Holder notice of the uncured Default within 30 days after the date on which the Trustee is deemed to have knowledge or notice of such Default. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on a Payment Date pursuant to an offer to purchase or a Default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
SECTION 7.06. Reports by Trustee to Holders.
          Within 60 days after each May 15, beginning with May 15, 2011, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).
          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed.
          The Company shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).
SECTION 7.07. Compensation and Indemnity.
          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents, counsel, accountants and experts.
          The Company shall indemnify each of the Trustee or any predecessor Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with this Indenture or any Security Document including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity; provided, however, that any failure to provide such notice shall not affect the obligations of the Company under this Section 7.07 except to the extent of the harm caused by such failure. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent (which consent shall not be unreasonably withheld). The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.
          When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(8) or (9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.
          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee or the appointment of a successor Trustee.
SECTION 7.08. Replacement of Trustee.
          The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to such resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged a bankrupt or an insolvent or any order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed, such resignation or removal will automatically constitute, without any further action by the Trustee, a resignation or removal of the Trustee in any capacity hereunder and under each of the Security Documents (including as Collateral Agent) and a release of all obligations of the Trustee (in such capacity and in any other capacity) hereunder and under any of the Security Documents; provided that to the extent the Trustee is also the Collateral Agent under the Security Documents, any such resignation or removal of the Trustee hereunder shall not constitute an automatic resignation or removal of the Collateral Agent (unless the Collateral Agent resigns or is otherwise removed pursuant to Section 11.07(e)).
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee (which must assume the obligations of the Trustee in each of its capacities hereunder and, as applicable, under the Security Documents, including as Collateral Agent if the Collateral Agent has resigned or is otherwise removed pursuant to Section 11.07(e)). Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. For the avoidance of doubt, if the Trustee and Collateral Agent have both resigned or otherwise been removed hereunder, then no resignation or removal of either the Trustee or Collateral Agent shall be effective unless and until both the successor Trustee and successor Collateral Agent have been appointed and have assumed the responsibilities of Trustee and Collateral Agent, respectively.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09. Successor Trustee by Merger, Etc.
          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10. Eligibility; Disqualification.
          This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company or the Guarantors, if any, are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Company and any other obligor of the Notes.
SECTION 7.11. Preferential Collection of Claims Against the Company.
          The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.
SECTION 7.12. Co-trustees, Separate Trustee, Collateral Agent.
          At any time or times, for the purpose of meeting the Legal Requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% of the outstanding principal amount of the Notes, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee or collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.12. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.
          Should any written instrument from the Company be requested by any co-trustee or separate trustee or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Company.
          Any co-trustee, separate trustee or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the Security Documents as if it were the Trustee thereunder (and the Trustee shall continue to be so subject).
          Every co-trustee or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:
     (a) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.
     (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such separate collateral agent or collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or separate collateral agent.
     (c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee, separate trustee or separate collateral agent appointed under this Section 7.12, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.12.
     (d) No co-trustee, separate trustee or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, or any other such trustee hereunder.
     (e) The Trustee shall not be liable by reason of any act or omission of any co-trustee, separate trustee or separate collateral agent.

     (f) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or separate collateral agent, as the case may be.
ARTICLE EIGHT
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01. Termination of the Company’s Obligations.
          The Company may terminate its obligations under the Notes and this Indenture and the obligations of the Guarantors, if any, under the Guarantees and this Indenture and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:
     (1) either:
     (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (b) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
     (2) the Company has paid all other sums payable under this Indenture by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
          With respect to the foregoing, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Company only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.
          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.
          (a) The Company may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.
          (b) Upon the exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes, this Indenture and the Security Documents and the Guarantors shall be deemed to have satisfied all of their obligations under the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;
     (ii) the Company’s obligations with respect to such Notes under Article Two and Section 4.02 hereof;
     (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and
     (iv) the provisions of this Article Eight applicable to Legal Defeasance.
          Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).
          (c) Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Company), 4.04, 4.07 through 4.15, 4.17, 4.18, 4.19, 4.21, 4.22 and clauses (2) and (3) of the first paragraph and clause (3) of the fourth paragraph of Section 5.01, Article Eleven, Article Twelve and the Security Documents with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of

Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (3), (4), (5), (6) and (7) of Section 6.01 shall not constitute Events of Default.
SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, U.S. Government Securities or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants selected by the Company to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;
     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:
     (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
     (7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in, in the case of the Officers’ Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with;
     (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and
     (9) certain other customary conditions precedent are satisfied.
          Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) of this Section 8.03 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the Stated Maturity date or redemption date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
SECTION 8.04. Application of Trust Money.
          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Company.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.05. Repayment to the Company.
          The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of

New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.
SECTION 8.06. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, and interest on, the Notes when due, the Company’s obligations under this Indenture, and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Company has made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 9.01. Without Consent of Holders.
          The Company, the Guarantors, if any, and the Trustee and/or Collateral Agent, as applicable, together, may amend or supplement this Indenture, the Security Documents, the Notes or the Guarantees, without notice to or consent of any Holder:
     (1) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in this Indenture, the Notes, any Guarantee and the Security Documents, as applicable, in accordance with Article Five;
     (2) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders, or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, the Notes, any Guarantee or any Security Document, or to make any change that would provide any additional rights or benefits to the Holders;
     (3) to cure any ambiguity, omission or mistake, or to correct or supplement any provision in this Indenture, the Notes, any Guarantee or any Security Document which may be defective or inconsistent with any other provision in this Indenture, the Notes, any Guarantee or any Security Document;
     (4) to make any other provisions with respect to matters or questions arising under this Indenture, the Notes, any Guarantee or any Security Document; provided that, in each case, such actions pursuant to this clause (4) shall not adversely affect the interest of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

     (5) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (6) to add to the Collateral securing the Notes or to add or to release a Guarantor in accordance with this Indenture;
     (7) to evidence and provide the acceptance of the appointment of a successor Trustee or Collateral Agent under this Indenture and the Security Documents;
     (8) to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of the Holders (and the holders or lenders of ABL Liens or Permitted Additional Pari Passu Obligations) as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;
     (9) to provide for the issuance of Additional Notes or Exchange Notes in accordance with this Indenture;
     (10) to provide for the release of Collateral from the Lien of this Indenture and the Security Documents when permitted or required by any of the Security Documents, the Intercreditor Agreement and this Indenture;
     (11) to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement; or
     (12) to conform the text of any provision of this Indenture, the Notes, the Guarantees, if any, or any Security Document to any provision of the “Description of the Notes” set forth in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate from the Company stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”.
SECTION 9.02. With Consent of Holders.
          (a) Subject to Section 6.07, the Company, the Guarantors, if any, and the Trustee and/or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) may amend or supplement this Indenture, any Security Document (except as otherwise described herein), the Notes or the Guarantees, if any, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes, any Security Document or the Guarantees, if any, without notice to any other Holders.
          (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment, supplement or waiver may (with respect to any Notes held by such non-consenting Holders):
     (1) reduce the amount of Notes whose Holders must consent to an amendment;
     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor (other than provisions relating to the purchase of Notes pursuant to Section 4.11 or 4.12, but subject to clause (6) below);
     (4) make any Notes payable in money other than that stated in the Notes;
     (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;
     (6) after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or make and consummate an Event of Loss Offer with respect to an Event of Loss that has occurred or, after such Change of Control has occurred, such Asset Sale has been consummated or such Event of Loss has occurred, modify any of the provisions or definitions with respect thereto;
     (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or
     (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.
          Notwithstanding Section 9.02(a) or the preceding clause, without the consent of the Holders of at least 75% in aggregate principal amount of the outstanding Notes, no amendment may release from the Lien of this Indenture or the Notes and the Security Documents all or substantially all of the Collateral, otherwise than in accordance with the terms of the Security Documents.
          (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
          (d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes will not be rendered invalid by such tender or exchange.
          (e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby (with a copy to the Trustee) a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 9.03. Compliance with the Trust Indenture Act.
          From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04. Revocation and Effect of Consents.
          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date if applicable.
          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
SECTION 9.05. Notation on or Exchange of Notes.
          If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.06. Trustee and Collateral Agent To Sign Amendments, Etc.
          The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee and/or the Collateral Agent, as applicable, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee and/or the Collateral Agent, as applicable. The Trustee and/or the Collateral Agent, as applicable, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and/or the applicable Security Document, as applicable, all conditions precedent thereto have been complied with and such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms. Such Officers’ Certificate or Opinion of Counsel, as applicable, shall be at the expense of the

Company. The Trustee or Collateral Agent, as applicable, shall provide notice of the effectiveness of any amendment or supplement or waiver to this Indenture, the Security Documents, the Notes or Guarantees to the ABL Agent to the extent required by the Intercreditor Agreement, but the failure to provide such notice shall not impair or affect the validity of such amendment, supplement or waiver or create any claim against the Trustee or Collateral Agent for such failure. Prior to executing any amendment, supplement or waiver to this Indenture, the Security Documents, the Notes or Guarantees and for so long as the Company’s obligations under the ABL Facility Agreement remain outstanding, the Trustee or Collateral Agent, as applicable, shall receive from the Company an Officers’ Certificate stating that such amendment, supplement or waiver is permitted under the terms of the ABL Facility Agreement as in effect on the date hereof, unless the ABL Agent has otherwise provided its written consent to the Trustee or Collateral Agent to such amendment, supplement or waiver.
ARTICLE TEN
GUARANTEE
SECTION 10.01. Guarantee.
          Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.
SECTION 10.02. Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.
SECTION 10.03. Execution and Delivery of Guarantee.
          To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer.
          Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
          If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
SECTION 10.04. Release of Guarantees.
          Any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it (and all Note Liens securing such Guarantee) shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:
     (1) the designation of the Guarantor as an Unrestricted Subsidiary;
     (2) the exercise of the Company’s legal defeasance option or Company’s covenant defeasance option as described under Section 8.02 (solely with respect to Guarantees of the Notes), or if Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;

     (3) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of (i) all or substantially all of the assets of such Restricted Subsidiary or (ii) Capital Stock of a Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Subsidiary; provided that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture; or
     (4) if applicable, the Indebtedness that resulted in the creation of such Guarantee is released or discharged.
ARTICLE ELEVEN
COLLATERAL AND SECURITY DOCUMENTS
SECTION 11.01. Security Documents; Additional Collateral; Intercreditor Agreement.
          (a) Security Documents. In order to secure the due and punctual payment of the Note Obligations and any Permitted Additional Pari Passu Obligations, the Company, the Guarantors, if any, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered or, in accordance with the provisions of Section 4.15, Section 4.16, Article Five and this Article Eleven, will enter into the Security Documents. In the event of a conflict between the terms of this Indenture and the Security Documents, the Security Documents shall control.
          The Company shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiaries shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and take all other actions as are reasonably necessary or required by the Security Documents to maintain (at the sole cost and expense of the Company and its Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected first priority security interest subject only to Permitted Collateral Liens.
          (b) Additional Collateral. With respect to assets acquired after the Issue Date, the applicable Company or Guarantor will take the actions required by the Security Agreement and the other Security Documents.
          (c) Intercreditor Agreement. The Trustee, the Collateral Agent and the Holders are bound by the terms of the Intercreditor Agreement and each Holder of a Note, by accepting such Note, agrees to all the terms and provisions of the Intercreditor Agreement and the other Security Documents and direct the Trustee and/or Collateral Agent to execute the same.
SECTION 11.02. Recording, Registration and Opinions.
          The Company and the Guarantors shall furnish to the Trustee at least thirty (30) days prior to the anniversary of the Issue Date in each year an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens granted by the Company and the Guarantors under the applicable Security Documents securing the Note Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

SECTION 11.03. Releases of Collateral.
          The Note Liens will automatically and without the need for any further action by or notice to any Person be released:
     (1) in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;
     (2) in whole, as to property subject to such Note Liens, upon:
     (a) satisfaction and discharge of this Indenture as set forth under Article Eight; or
     (b) a legal defeasance or covenant defeasance of this Indenture as set forth under Article Eight;
     (3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by this Indenture at the time of such transfer or disposition, including, without limitation, as a result of a transaction of the type permitted under Sections 4.11, 4.12 and 5.01, to the extent of the interest sold, transferred or disposed of or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to Section 10.04, concurrently with the release of such Guarantee;
     (4) as to property that constitutes all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, as provided for in Section 9.02(b);
     (5) as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding, as provided for in Section 9.02(b); and
     (6) in part, in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement.
          SECTION 11.04. Form and Sufficiency of Release.
          In the event that either the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Security Documents, upon receipt of an Officers’ Certificate and an Opinion of Counsel to the effect that such release complies with Section 11.03 and specifying the provision in Section 11.03 pursuant to which such release is being made (upon which the Trustee may exclusively and conclusively rely), the Trustee shall execute, acknowledge and deliver to the Company or such Guarantor (or instruct the Collateral Agent to do the same) such an instrument in the form provided by the Company, and providing for release without recourse and shall take such other action as the Company or such Guarantor may reasonably request and as necessary to effect such release.

          SECTION 11.05. Possession and Use of Collateral.
          Subject to the provisions of the Security Documents, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than Trust Monies held by the Collateral Agent, other monies, U.S. Legal Tender, U.S. Government Obligations or U.S. Government Securities deposited pursuant to Article 8, and other than as set forth in the Security Documents and this Indenture), to freely operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Monies held by the Collateral Agent, other monies and U.S. Government Obligations deposited pursuant to Article 8 and other than as set forth in the Security Documents and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof and to effect transactions permitted under Sections 4.11, 4.12 and 5.01.
          SECTION 11.06. Reports and Certificates Relating to Collateral.
          (a) From the date on which this Indenture is qualified under the Trust Indenture Act, to the extent applicable, the Company shall cause Section 313(b), relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of Collateral from Liens under this Indenture and relating to the substitution therefor of any property to be subjected to the Lien of this Indenture to be complied with.
          (b) Any release of Collateral permitted by Section 11.03 shall be deemed not to impair the Liens under this Indenture and the Security Agreement and the other Security Documents in contravention thereof. From the date on which this Indenture is qualified under the Trust Indenture Act, any certificate or opinion required under Section 314(d) of the Trust Indenture Act may be made by an officer or legal counsel, as applicable, of the Company except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Trustee.
          (c) From the date on which this Indenture is qualified under the Trust Indenture Act, notwithstanding anything to the contrary in this Section 11.06, the Company and the Guarantors, if any, shall not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they reasonably determine that under the terms of Section 314(d) of the Trust Indenture Act or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive order (whether issued to the Company or a Guarantor or some other Person), all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to any release or series of releases of Collateral.
          SECTION 11.07. Collateral Agent.
          (a) Each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its collateral agent under this Indenture and the Security Documents and each of the Holders by acceptance of the Notes hereby authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly required, permitted or delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the express conditions contained in this Section 11.07. The provisions of this Section 11.07 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor the Company or any Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.03. Not-

withstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent shall not be construed to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent may and, upon direction from the Trustee or the requisite Holders as provided hereunder or under a Security Document, shall exercise or refrain from exercising such discretionary rights, or take or refrain from taking such actions which the Collateral Agent is expressly entitled to take or assert under this Indenture and the Security Documents, including the exercise of remedies pursuant to Article Six, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.
          (b) The Collateral Agent may execute any of its duties under this Indenture and the Security Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the bad faith, negligence or misconduct of any agent, employee or attorney-in-fact that it selects as long as such selection was made with due care.
          (c) None of the Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own bad faith, gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own bad faith, gross negligence or willful misconduct), or (ii) be responsible in any manner to the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor, contained in this Indenture or any indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any other indenture, the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other indenture or the Security Documents, or for any failure of the Company or any Guarantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its agents or employees shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any other indenture or the Security Documents or to inspect the properties, books or records of the Company or any Guarantor.
          (d) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent (i) shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default” or (ii) a Responsible Officer has actual knowledge of the occurrence of such Default or Event of Default. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Six (subject to this Section 11.07) or the Holders as provided in the Security Documents; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

          (e) A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section 11.07(e). The Collateral Agent may resign in writing at any time by so notifying the Company, the Trustee and each trustee, agent or representative of holders of Permitted Additional Pari Passu Obligations at least 30 days prior to the proposed date of resignation. The Company may remove the Collateral Agent if: (i) the Collateral Agent is removed as Trustee under this Indenture; (ii) the Collateral Agent (x) fails to meet the requirements for being a Trustee under Section 7.10 (prior to the discharge or defeasance of this Indenture) and (y) following the discharge or defeasance of this Indenture, fails to meet the requirements for being the trustee, agent or representative of holders of any extant Permitted Additional Pari Passu Obligations; (iii) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under any Bankruptcy Law; (iv) a custodian or public officer takes charge of the Collateral Agent or its property; or (v) the Collateral Agent becomes incapable of acting. If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Company shall promptly appoint a successor Collateral Agent which complies with the eligibility requirements contained in this Indenture and each indenture, credit agreement or other agreements which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred. If a successor Collateral Agent does not take office within 10 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Company or the holders of at least 10% in principal amount of the then outstanding principal amount of (x) the Notes (other than any Additional Notes except to the extent constituting Permitted Additional Pari Passu Obligations) and (y) Permitted Additional Pari Passu Obligations (to the extent the trustee, agent or representative of holders of such Permitted Additional Pari Passu Obligations executed a joinder to the Security Agreement) may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and the duties of the Collateral Agent under this Indenture and the Security Documents. The successor Collateral Agent shall mail a notice of its succession to the Trustee and each trustee, agent or representative of holders of Permitted Additional Pari Passu Obligations. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent, provided that all sums owing to the Collateral Agent hereunder have been paid. Notwithstanding replacement of the Collateral Agent pursuant to this Section 11.07(e), the Company’s obligations under this Section 11.07 and Section 11.12 shall continue for the benefit of the retiring Collateral Agent. If the Collateral Agent resigns or is removed, such resignation or removal will not constitute a resignation or removal of the Trustee hereunder (unless the Trustee resigns or is otherwise removed pursuant to Section 7.08).
          (f) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.
          (g) The Trustee, as such and as Collateral Agent, is authorized and directed by the Holders and the Holders by acquiring the Notes and deemed to have authorized the Trustee and Collateral

Agent to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.
          (h) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company and the Guarantors or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent pursuant to this Indenture or any Security Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral, and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
          (i) The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by an authorized officer, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
SECTION 11.08. Purchaser Protected.
          No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Collateral Agent or Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 11.04 have been satisfied.
SECTION 11.09. Authorization of Actions to be Taken by the Collateral Agent Under the Security Documents.
          Each Holder of Notes, by accepting such Note, agrees that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents. Furthermore, each holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.
SECTION 11.10. Authorization of Receipt of Funds by the Trustee Under the Security Agreement.
          The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee, to apply such funds as provided in Section 6.10.

SECTION 11.11. Powers Exercisable by Receiver or Collateral Agent.
          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article Eleven.
SECTION 11.12. Compensation and Indemnification.
          The Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 7.07 (with the references to the Trustee therein being deemed to refer to the Collateral Agent).
ARTICLE TWELVE
APPLICATION OF TRUST MONIES
SECTION 12.01. Collateral Account.
          No later than 30 days following the earlier of (i) the first date on which the Company or any Guarantor receives any Net Loss Proceeds from an Event of Loss or Net Sale Proceeds from an Asset Sale of Collateral (other than, prior to the Discharge of ABL Obligations, ABL Priority Collateral) and (ii) the first date on which the Trustee or the Collateral Agent receives any Trust Monies, there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained the Collateral Account as set forth in the following paragraph.
          The Collateral Account shall be established and maintained by the Collateral Agent at the office of the Collateral Agent or as a deposit account or securities account with a third-party depositary bank or securities intermediary subject to a control agreement in favor of the Collateral Agent. For the avoidance of doubt, no other deposit account or securities account shall be, or shall be deemed to be, the Collateral Account and Trust Monies shall include only cash and Cash Equivalents required to be deposited into the Collateral Account pursuant to the terms of this Indenture.
          The Company shall cause all such Net Loss Proceeds and Net Sale Proceeds specified in clause (i) of the first paragraph of this Section 12.01 to be deposited in the Collateral Account and any such Trust Monies, together with any Trust Monies received directly by the Trustee or Collateral Agent as contemplated by clause (ii) of the first paragraph of this Section 12.01, shall be held in the Collateral Account for the benefit of the Collateral Agent and for the benefit of the Secured Parties (as defined in the Security Agreement) as a part of the Collateral until released in accordance with this Article Twelve.
SECTION 12.02. Withdrawal of Loss Proceeds.
          To the extent that any Trust Monies consist of Net Loss Proceeds, such Trust Monies may be withdrawn by the Company or the relevant Guarantor and shall be paid by the Collateral Agent to the Company or such Guarantor, upon a written direction by the Company delivered to the Trustee and the Collateral Agent, to pay for expenditures made or to be made by, or to pay costs incurred or to be incurred by, the Company or such Guarantor in connection with the rebuilding, repair, replacement or construction of improvements to the Collateral affected by such Event of Loss, upon receipt by the Trustee and the Collateral Agent of an Officers’ Certificate, dated not more than 30 days prior to the date of such application of such Trust Monies, setting forth:

     (1) that such funds are being used in accordance with Section 4.12 hereof for such rebuilding, repair, replacement or construction of improvements to the Collateral and the costs and expenses related thereto as briefly described in such Officers’ Certificate;
     (2) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Monies in any previous or then pending application pursuant to this Section 12.02;
     (3) that no part of such expenditures or costs has been or is being paid out of the proceeds of insurance (other than any such proceeds received by the Collateral Agent as Trust Monies) upon any part of the Collateral affected by such Event of Loss;
     (4) that no Event of Default shall have occurred and be continuing; and
     (5) that such application complies with Section 4.12 and all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.
          Upon compliance with the foregoing provisions of this Section 12.02, the Collateral Agent shall, upon receipt of a written direction by the Company (which may be contained in such Officers’ Certificate), pay an amount of Net Loss Proceeds constituting Trust Monies equal to the amount of the expenditures or costs stated in the Officers’ Certificate required by this Section 12.02.
SECTION 12.03. Withdrawal of Net Cash Proceeds to Fund a Net Proceeds Offer or Net Loss Proceeds to Fund an Event of Loss Offer.
          To the extent that any Trust Monies consist of Net Cash Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.11 or Net Loss Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.12 and a Net Proceeds Offer or Event of Loss Offer, as applicable, has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.11 or 4.12 upon written notice by the Company to the Trustee and upon receipt by the Trustee and the Collateral Agent of an Officers’ Certificate, dated not more than 30 days prior to the date of purchase, stating:
     (1) that no Event of Default shall have occurred and be continuing;
     (2) (x) that such Trust Monies constitute Net Cash Proceeds or Net Loss Proceeds, as applicable, (y) that pursuant to and in accordance with Section 4.11 or 4.12, the Company has made a Net Proceeds Offer or Event of Loss Offer and (z) the amount of Net Cash Proceeds or Excess Loss Proceeds, as applicable, to be applied to the repurchase of the Notes and Permitted Additional Pari Passu Obligations pursuant to the a Net Proceeds Offer or Event of Loss Offer;
     (3) the date of purchase; and
     (4) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with.
          Upon compliance with the foregoing provisions of this Section 12.03, the Trustee shall apply the Trust Monies as directed and specified by the Company.

SECTION 12.04. Withdrawal of Trust Monies for Investment in Replacement Assets.
          In the event the Company intends to reinvest Net Cash Proceeds of an Asset Sale in assets in compliance with Section 4.11 (“Replacement Assets”), such Net Cash Proceeds constituting Trust Monies (the “Released Trust Monies”) may be withdrawn by the Company and shall be paid by the Collateral Agent to the Company upon receipt by the Trustee and the Collateral Agent of the following:
     (a) A notice from the Company (i) referring to this Section 12.04, (ii) containing all documents referred to below, (iii) setting forth the amount of the Released Trust Monies and (iv) describing in reasonable detail the Replacement Assets to be invested in with respect to the Released Trust Monies; and
     (b) An Officers’ Certificate certifying that (i) such Trust Monies constitute Net Cash Proceeds and are being reinvested in compliance with Section 4.11, (ii) the release of the Released Trust Monies complies with the terms and conditions of this Indenture, (iii) there is no Event of Default (both before and after investing in the Replacement Assets) in effect or continuing on the date thereof and (iv) all conditions precedent herein to such release have been complied with.
          Upon compliance with the foregoing provisions of this Section 12.04, the Trustee shall apply the Released Trust Monies as directed and specified by the Company.
SECTION 12.05. Investment of Trust Monies.
          So long as no Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by (or held in account subject to the sole control of) the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Cash Equivalents pursuant to a written direction by the Company in the form of an Officers’ Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents; and the Collateral Agent shall sell any such Cash Equivalent only upon receipt of such a written request by the Company specifying the particular Cash Equivalent to be sold. So long as no Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.
          The Trustee and Collateral Agent shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.05.
SECTION 12.06. Use of Trust Monies; Retirement of Notes.
          At the written direction of the Company, the Collateral Agent shall apply Trust Monies not required to be applied to fund a Net Proceeds Offer or Event of Loss Offer and not being held pending application in connection with the acquisition of Replacement Assets pursuant to Section 4.11 or the rebuilding, repair, replacement or construction of improvements to the Collateral affected by an Event of Loss pursuant to Section 4.12 from time to time to (x) any other reinvestment permitted under this Indenture or as otherwise required by the Intercreditor Agreement or (y) the payment of the principal of, premium, and interest on, any Notes and any Permitted Additional Pari Passu Obligations by lot or by such other method as the Trustee shall deem to be fair and appropriate (in such manner as complies with appli-

cable Legal Requirements and provided that the Trustee shall not select Notes or such other Permitted Additional Pari Passu Obligations for purchase which would result in a Holder with a principal amount of Notes or such other Permitted Additional Pari Passu Obligations less than the applicable minimum denomination to the extent practicable), on any redemption date or the maturity date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer, a Net Proceeds Offer or an Event of Loss Offer upon receipt by the Trustee and the Collateral Agent of the following:
     (a) in the case such moneys are to be applied pursuant to clause (y) above, Board Resolutions of the Company directing the application pursuant to this Section 12.06 of a specified amount of Trust Monies, designating the Notes and Permitted Additional Pari Passu Obligations so to be paid and prescribing the method of purchase, the price or prices to be paid and the maximum aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations to be purchased and any other provisions of this Indenture governing such purchase;
     (b) an Officers’ Certificate, dated not more than 10 days prior to the date of the relevant application, stating:
     (1) that no Event of Default exists unless such Event of Default would be cured thereby; and
     (2) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and
     (c) an Opinion of Counsel stating that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.
          Upon compliance with the foregoing provisions of this Section 12.06, the Collateral Agent shall apply Trust Monies as directed and specified by such resolution of the Board of Directors of the Company.
          A Board Resolution of the Company expressed to be irrevocable directing the application of Trust Monies under this Section 12.06 to the payment of the principal of, premium and interest on the Notes and any Permitted Additional Pari Passu Obligations shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Collateral Agent in trust for such purpose. Such Trust Monies and any cash deposited with the Collateral Agent pursuant to clause (c) of this Section 12.06 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section 12.06, be deemed to be part of the Collateral or Trust Monies.
SECTION 12.07. Disposition of Notes Retired.
          All Notes received by the Trustee and for whose purchase Trust Monies are applied under Section 12.06, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction in accordance with the Trustee’s customary procedures.

ARTICLE THIRTEEN
MISCELLANEOUS
SECTION 13.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.
SECTION 13.02. Notices.
          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by email, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
     if to the Company or any Guarantor:
Exide Technologies
13000 Deerfield Parkway, Bldg 200
Milton, Georgia 30004
Attention: Office of the General Counsel
Telephone: (678) 566-9639
Facsimile: (678) 566-9229
Email: barbara.hatcher@exide.com
     with a copy to:
Jones Day
77 West Wacker
Chicago, Illinois 60601-1692
Attention: Timothy J. Melton
Telephone: (312) 269-4154
Facsimile: (312) 782-8585
Email: tjmelton@jonesday.com
     if to the Trustee:
Wells Fargo Bank, National Association
7000 Central Parkway, N.E.
Suite 550
Atlanta, Georgia 30328
Attention: Corporate Trust Services — Exide Technologies
Telephone: (770) 551-5117
Facsimile: (770) 551-5118
Email: stefan.victory@wellsfargo.com

          Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied or emailed; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.
          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 13.03. Communications by Holders with Other Holders.
          Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).
SECTION 13.04. Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
     (1) an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 13.05. Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.05, shall include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.
SECTION 13.06. Rules by Paying Agent or Registrar.
          The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.
SECTION 13.07. Legal Holidays.
          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.
SECTION 13.08. Governing Law.
          This Indenture, the Notes and the Guarantees, if any, will be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
SECTION 13.09. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 13.10. No Recourse Against Others.
          No director, officer, employee, incorporator, stockholder, member or manager of the Company, any Guarantor or any Subsidiary thereof shall have any liability for any obligations of the Company under this Indenture, the Notes or the Security Agreement, or of any Guarantor under its Guarantee or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.
SECTION 13.11. Successors.
          All agreements of the Company and the Guarantors, if any, in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
SECTION 13.12. Duplicate Originals.
          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.
SECTION 13.13. Severability.
          To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
SECTION 13.14. Intercreditor Agreement.
          Notwithstanding anything herein to the contrary, the Note Lien and security interests granted in favor of the Trustee pursuant to this Indenture and the exercise of any right or remedy by the Trustee hereunder and under the various Security Documents are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement shall govern and control.

SIGNATURES
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

EXIDE TECHNOLOGIES as issuer
By:	/s/ Brad S. Kalter
	Name:	Brad S. Kalter
	Title:	Vice President, Deputy General Counsel and Corporate Secretary

S-1

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

S-2

     EXHIBIT A
[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of this Indenture]
EXIDE TECHNOLOGIES
8 5/8% Senior Secured Note due 2018

	CUSIP No.		[ ]
	ISIN No.		[ ]
No. [ ]		$	[ ]
          EXIDE TECHNOLOGIES, a Delaware corporation (the “Company”), for value received, promises to pay to [Cede & Co.][       ] or its registered assigns, the principal sum of [ ] [or such other amount as is provided in a schedule attached hereto]a on February 1, 2018.
          Interest Payment Dates: February 1 and August 1, commencing August 1, 2011.
          Record Dates: January 15 and July 15.
          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[a]	This language should be included only if the Note is issued in global form.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.
Dated: [       ]

EXIDE TECHNOLOGIES as issuer
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the 8 5/8% Senior Secured Notes due 2018 described in the within-mentioned Indenture.
Dated: [ ]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

(Reverse of Note)
8 5/8% Senior Secured Note due 2018
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          SECTION 1. Interest. Exide Technologies, a Delaware corporation (the “Company”) promises to pay interest on the principal amount of this Note at 8 5/8% per annum from January 25, 2011 until maturity. The Company will pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing August 1, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, from time to time on demand to the extent lawful, at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand to the extent lawful, at the interest rate applicable to the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          SECTION 2. Method of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose except that, at the option of the Company, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, such office or agency will be the Trustee at its Corporate Trust Office.
          SECTION 3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Company or any of their Subsidiaries may act in any such capacity.
          SECTION 4. Indenture. The Company issued the Notes under an Indenture dated as of January 25, 2011 (“Indenture”) by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.
           SECTION 5. Optional Redemption On and After February 1, 2015. Except as set forth in Sections 6(a), 6(b) and 6(c) hereof, the Notes will not be redeemable at the Company’s option prior to February 1, 2015. The Notes will be redeemable at the option of the Company, in whole or in part, at any time, and from time to time, on and after February 1, 2015, upon not less than 30 nor more than 60 days’

notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing February 1 of the years indicated below, in each case together with accrued and unpaid interest thereon to but not including the date of redemption (subject to the right of Holders of record on the relevant Record Date that is on or prior to the redemption date to receive interest due on the relevant Interest Payment Date):

Year	Percentage
2015	104.313%
2016	102.156%
2017 and thereafter	100.000%
          SECTION 6. (a) Optional Redemption with Proceeds from Qualified Equity Offerings. At any time, or from time to time, prior to February 1, 2014, the Company may, at its option, use the net cash proceeds of one or more Qualified Equity Offerings to redeem up to 35% of the principal amount of the Notes (including Additional Notes) issued under the Indenture at a redemption price of 108.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant Record Date that is on or prior to the redemption date to receive interest due on the relevant Interest Payment Date); provided, however, that:
     (1) at least 65% of the principal amount of Notes (including Additional Notes that are Notes) issued under the Indenture remains outstanding immediately after any such redemption; and
     (2) the Company issues a redemption notice not more than 60 days after the consummation of any such Qualified Equity Offering.
          (b) Optional Redemption of up to 10% in Any Twelve-Month Period. At any time, or from time to time prior to February 1, 2015, but not more than once in any twelve-month period, the Company may redeem up to 10% of the original aggregate principal amount of the Notes at a redemption price of 103% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant Record Date that is on or prior to the redemption date to receive interest due on the relevant Interest Payment Date).
          (c) Optional Redemption with Make Whole Payment. At any time prior to February 1, 2015, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of the redemption, plus (iii) accrued and unpaid interest on the Notes, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
          SECTION 7. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01 of the Indenture may be more than 60 days before such redemption date). No Notes of a principal amount of $2,000 or less may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest will cease to accrue on Notes or portions thereof called for redemption, whether or not such Notes or portions thereof are presented for payment, as long as the Company has deposited with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on the redemption date.
          SECTION 8. No Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.
          SECTION 9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, each Holder shall have the right to require that the Company to purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to but not including the date of purchase.
          The Company is, subject to certain conditions and exceptions, obligated to make an offer to all Holders to purchase that amount of Notes equal to the Net Proceeds Offer Amount or Event of Loss Offer Amount, in each case at a price equal to 100% of their principal amount, plus accrued and unpaid interest thereon, if any, to but not including the date of purchase, with certain Net Cash Proceeds and Net Loss Proceeds, in each case of certain sales or other dispositions of assets or Events of Loss in accordance with the Indenture.
          SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar are not required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three of the Indenture, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.
          SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
          SECTION 12. Amendment, Supplement and Waiver. The Indenture, the Security Documents, the Notes and the Guarantees may be amended, supplemented or waived as provided in the Indenture.
          SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Subject to certain limitations, the Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.
          SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.
          SECTION 15. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member or manager of the Company, any Guarantor or any Subsidiary thereof shall have any liability for any obligations of the Company under the Indenture, the Notes or the Security Agreement, or of any Guarantor under its Guarantee or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          SECTION 16. Guarantees. This Note may be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, if any, the Trustee and the Holders.
          SECTION 17. Trustee Dealings with the Company. Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
          SECTION 18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          SECTION 19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
          [SECTION 20. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 8⅝% Senior Secured Note due 2018 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Additional Interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the

Notes are not offered for resale and upon the occurrence of certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.]a
          SECTION 21. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          SECTION 22. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

[a]	This Section not to appear on Exchange Notes or Additional Notes unless required by the terms of such Additional Notes.

ASSIGNMENT FORM
I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint                                                                                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on
the other side of this Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee
Medallion Program (or other signature guarantor
program reasonably acceptable to the Trustee)

TO BE COMPLETED IN CONNECTION WITH TRANSFER OF ANY RESTRICTED SECURITY:
In connection with any transfer of this Note occurring prior to the date which is the date following the first anniversary of the later of the original issue date hereof (or any predecessor of this Note) or the date of any subsequent reopening of the Notes and the last date on which the Company or any Affiliate of the Company was the owner of this Note (or any predecessor of this Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:
[Check One]
(1) [ ]	to the Company; or

(2) [ ]	to a person who the transferor reasonably believes is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3) [ ]	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) [ ]	outside the United States to a non-“U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) [ ]	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; or

(6) [ ]	pursuant to an effective registration statement under the Securities Act.
and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):
[     ] The transferee is an Affiliate of the Company.
          Unless one of the foregoing items (1) through (6) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
          If none of the foregoing items (1) through (6) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other
side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.07, Section 4.11 or Section 4.12 of the Indenture, check the appropriate box:
Section 4.07 [     ]       Section 4.11 [      ]       Section 4.12 [     ]
          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07, Section 4.11 or Section 4.12 of the Indenture, state the amount (in denominations of $2,000 and integral multiples $1,000 in excess thereof): $

Dated:	Signed:
(Sign exactly as name appears on the
other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTEa
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Principal Amount
			of	Signature of
	Amount of decrease	Amount of increase	this Global Note	authorized officer
	in	in	following such	of
	Principal Amount of	Principal Amount of	decrease	Trustee or Note
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

[a]	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF LEGENDS
          Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until after the first anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof or if such legend is no longer required by Section 2.16(f) of the Indenture:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF 144A GLOBAL NOTES OR PHYSICAL NOTES: ONE YEAR] [IN THE CASE OF REGULATION S GLOBAL NOTES OR PHYSICAL NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) OR THE DATE OF ANY SUBSEQUENT REOPENING OF THE SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
          Each Global Note authenticated and delivered hereunder shall also bear the following legend (the “Global Note Legend”):
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY

B-1

OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THIS INDENTURE.

B-2

EXHIBIT C
Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S
[                 ], [  ]
Wells Fargo Bank, National Association
7000 Central Parkway, N.E.
Suite 550
Atlanta, Georgia 30328
Attention: Corporate Trust Services — Exide Technologies
Telephone: (770) 551-5117
Facsimile: (770) 551-5118
Re:	Exide Technologies (the “Company”) 8 5/8% Senior Secured Notes due 2018 (the “Notes”)
Ladies and Gentlemen:
          In connection with our proposed sale of $[      ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (1) the offer of the Notes was not made to a person in the United States;
     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
     (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

C-1

          You, as Trustee, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]
By:
Authorized Signatory

C-2

EXHIBIT D
GUARANTEE
          For value received, each of the undersigned (including any successor Person under the Indenture) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article Ten thereof, and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of January 25, 2011, among Exide Technologies, a Delaware corporation (the “Company”), the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended or supplemented (the “Indenture”).
          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.
          No director, officer, employee, incorporator, stockholder, member or manager of any Guarantor or any Subsidiary thereof, as such, shall have any liability for any obligations of such Guarantors under such Guarantors’ Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.
          This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
          This Guarantee is subject to release upon the terms set forth in the Indenture.

D-1

          IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.
Date:

[ ]
By:
Name:
Title:

D-2

EXHIBIT E
FORM OF INTERCREDITOR AGREEMENT
[See Exhibit 10.4 of this Current Report on Form 8-K]

E-1

EXHIBIT F
FORM OF SECURITY AGREEMENT
[See Exhibit 4.4 of this Current Report on Form 8-K]

F-1

EXHIBIT G
FORM OF DUTCH PLEDGE

G-1